____________________________________________________________
____________________________________________________________



                 ASSET PURCHASE AGREEMENT
                 _________________________

                          Between

                  GTE North Incorporated

                            and

            PTI Communications of Michigan, Inc.

                            and

                     Pacific Telecom, Inc,
                  ___________________________




                       March 29 ,1996
                       ______________


_____________________________________________________________
_____________________________________________________________

                      TABLE OF CONTENTS

                                                           Page
                                                           ____

ARTICLE 1. DEFINITIONS ....................................  1

ARTICLE 2. PURCHASE AND SALE OF ASSETS ....................  7
    2.1    Purchase and Sale of Assets.....................  7
           ___________________________
    2.2    Purchased Property .............................  7
           __________________
           2.2.1   Telephone Plant ........................  8
                   _______________
           2.2.2   Contracts ..............................  9
                   _________
           2.2.3   Transferred Books and Records...........  9
                   _____________________________
           2.2.4   Licenses ...............................  9
                   ________
    2.3    Leased Assets ..................................  9
           _____________
    2.4    Excluded Property .............................. 10
           _________________
    2.5    Assumption of Liabilities
           2.5.1   Assumed Liabilities .................... 11
                   ___________________
           2.5.2   Retained Liabilities ................... 12
                   ____________________

ARTICLE 3. PURCHASE PRICE AND DEPOSIT ..................... 13
    3.1    Purchase Price ................................. 13
           ______________
    3.2    Adjustments After Closing ...................... 14
           _________________________
    3.3    Performance Deposit ............................ 15
           ___________________
    3.4    Guaranty ....................................... 15
           ________

ARTICLE 4. BILLING AND COLLECTION PROCEDURES .............. 15
    4.1    Ownership of Accounts Receivable ............... 15
           ________________________________
    4.2    Collection of Accounts Receivable .............. 16
           _________________________________
    4.3    Carrier Access ................................. 16
           ______________
    4.4    Customer Notification .......................... 16
           _____________________

ARTICLE 5. REQUIRED APPROVALS, CONSENTS AND NOTIFICATIONS...17
    5.1    State Regulatory Approval ...................... 17
           _________________________
    5.2    Debtholder Consents ............................ 17
           ___________________
    5.3    Lease and Contract Consents .................... 17
           ___________________________
    5.4    Consents ....................................... 18
           ________
    5.5    HSR Act Review ................................. 19
           ______________

ARTICLE 6. PRECLOSING COVENANTS ........................... 19
    6.1    Investigation by Buyer ......................... 19
           ______________________
           6.1.1   Environmental Assessment................ 20
                   ________________________
    6.2    Operation of the Business ...................... 20
           _________________________
           6.2.1   Preservation of Business................ 21
                   ________________________
           6.2.2   No Material Changes .................... 22
                   ___________________
    6.3    Satisfaction of conditions ..................... 23
           __________________________
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                         TABLE OF CONTENTS
                                                           Page
                                                           ____

    6.4    Notification as to Certain Matters ............. 23
           __________________________________

ARTICLE 7. CONDITIONS PRECEDENT TO THE CLOSING ............ 23
    7.1    Conditions Precedent to Obligations of Buyer.. . 23
           ____________________________________________
           7.1.1  No Misrepresentation or Breach of Covenants
                  ___________________________________________
                   and Warranties.......................... 23
                   ______________
           7.1.2  Documents ............................... 24
                  _________
           7.1.3  No Pending Litigation ................... 24
                  _____________________
           7.1.4  No Legal Obstruction .................... 24
                  ____________________
           7.1.5  Material Adverse Changes................. 25
                  ________________________
           7.1.6  Real Estate Transfers ................... 25
                  _____________________
    7.2    Conditions Precedent to Obligations of Seller... 25
           _____________________________________________
           7.2.1  No Misrepresentation or Breach of Covenants
                  ___________________________________________
                  and Warranties .......................... 26
                  ______________
           7.2.2  Documents ............................... 26
                  _________
           7.2.3  Purchase Price .......................... 26
                  ______________
           7.2.4  No Legal Obstruction .................... 26
                  ____________________

ARTICLE 8. THE CLOSING .................................... 26
   8.1     The Closing .................................... 26
           ___________
   8.2     Seller's Obligations at Closing ................ 27
           _______________________________
   8.3     Buyer's Obligations at Closing ................. 28
           ______________________________

ARTICLE 9. REPRESENTATIONS AND WARRANTIES ................. 28
   9.1     Representations and Warranties of Seller ....... 28
           ________________________________________
           9.1.1    Authorization and Effect of Agreement.... 28
                  _____________________________________
           9.1.2    No Restrictions Against Sale of the
                  ___________________________________
                   Purchased Property ..................... 28
                   __________________
           9.1.3    Consents and Approvals of Governmental
                  ______________________________________
                   Authorities ............................ 29
                   ___________
           9.1.4    No Violation of Law ..................... 29
                  ___________________
           9.1.5    Corporate Organization .................. 29
                  ______________________
           9.1.6    Brokers ................................. 30
                  _______
           9.1.7    Assumed Liabilities ..................... 30
                  ___________________
           9.1.8    Title to Purchased Property ............. 30
                  ___________________________
           9.1.9    Leases .................................. 31
                  ______
           9.1.10   Tangible Assets ......................... 31
                  _______________
           9.1.11   No Adverse Change ....................... 32
                  _________________
           9.1.12   Contracts ............................... 32
                  _________
           9.1.13   Insurance ............................... 33
                  _________
           9.1.14   Taxes ................................... 34
                  _____
           9.1.15   No Material Claims ...................... 34
                  __________________
           9.1.16   Tariffs: FCC Licenses ....................35
                  _____________________

                         TABLE OF CONTENTS
                         _________________
                                                            Page
                                                            ____

           9.1.17 Employee Matters ......................... 36
                  ________________
           9.1.18 Schedules of Telephone Plant ............. 39
                  ____________________________
           9.1.19 Access Lines and Minutes of Use .......... 39
                  _______________________________
      9.2  Representations and Warranties of Buyer ......... 40
           _______________________________________
           9.2.1  Corporate Organization ................... 40
                  ______________________
           9.2.2  Authorization and Effect of Agreement..... 40
                  _____________________________________
           9.2.3  No Restrictions Against Purchase of
                  ___________________________________
                    the Purchased Properties ............... 40
                    ________________________
           9.2.4  No Violation of Law ...................... 41
                  ___________________
           9.2.5  Financial Capacity ....................... 41
                  __________________
           9.2.6  Brokers .................................. 41
                  _______
           9.2.7  Consents and Approvals of Governmental
                  ______________________________________
                   Authority ............................... 42
                   _________

ARTICLE 10. CONTINUING BUSINESS RELATIONSHIPS .............. 42
      10.1  Transition Agreement ........................... 42
            ____________________

ARTICLE 11. ADDITIONAL COVENANTS OF THE PARTIES ............ 43
      11.1  Intellectual Party ............................. 43
            __________________
            11.1.1   No License ............................ 43
                     __________
            11.1.2   Infringement .......................... 44
                     ____________
            11.1.3   Trademark Phaseout .................... 44
                     __________________
            11.1.4   Third Party Software .................. 46
                     ____________________
      11.2  Effect of Due Diligence and Related Matters..... 47
            ___________________________________________
      11.3  Confidentiality ................................ 47
            _______________
      11.4  Regulated Construction Projects and Budget ..... 48
            __________________________________________
      11.5  Further Assurances ............................. 49
            __________________
      11.6  Prorations ..................................... 49
            __________
      11.7  Risk of Loss Prior to Closing .................. 50
            _____________________________
      11.8  Cost Studies/NECA Matters ...................... 51
            _________________________
            11.8.1  Prior to Closing ....................... 51
                    ________________
            11.8.2  From and After Closing ................. 51
                    ______________________
      11.9  Construction and Customer Deposits ............. 52
            __________________________________
      11.10 Excluded Contracts ............................. 52
            __________________
      11.11 Access to Books and Records .................... 53
            ___________________________
      11.12 Purchase Price Allocation ...................... 54
            _________________________
      11.13 Real Property Transfers ........................ 54
            _______________________
      11.14 Bulk Sales Laws ................................ 55
            _______________
      11.15 Prepaid Non-regulated Maintenance Agreements
            ____________________________________________
             and Warranty Reserves ......................... 55
             ____________
      11.16 Non-regulated Construction Work in Progress .... 55
            ___________________________________________
      11.17 Vehicle Registration ........................... 56
            ____________________

                            TABLE OF CONTENTS
                            _________________

                                                            Page
                                                            ____

      11.18 Telephone Directories Change Over .............. 56
            _________________________________

ARTICLE 12. EMPLOYEES AND EMPLOYEE MATTERS ................. 56
      12.1 Employee Transfer Agreement ..................... 56
           ___________________________

ARTICLE 13. INDEMNIFICATION ................................ 57
      13.1  Survival of Representations, Warranties
            _______________________________________
             and Covenants ................................. 57
             _____________
      13.2  Limitations on Liability ....................... 58
            ________________________
      13.3  Indemnification ................................ 61
            _______________
      13.4  Defense of Claims .............................. 62
            _________________

ARTICLE 14. ENVIRONMENTAL MATTERS .......................... 65
      14.1  Seller's Representations and Warranties ........ 65
            _______________________________________
            14.1.1  Treatment of Data ...................... 65
                    _________________
            14.1.2  Phase I Reviews ........................ 65
                    _______________
            14.1.3  Phase II Reviews ....................... 66
                    ________________
            14.1.4  Indemnity for Due Diligence Activities...67
                    ______________________________________
            14.1.5  Environmental Assessment Costs ......... 67
                    ______________________________
      14.2  Indemnification for Environmental Matters ...... 67
            _________________________________________
            14.2.1  Sole Remedy and Release ................ 67
                    _______________________
            14.2.2  Indemnification of Buyer ............... 68
                    ________________________
            14.2.3  Indemnnification of Seller ............. 68
                    __________________________
            14.2.4  Assumption of Environmental Liabilities. 68
                    _______________________________________
            14.2.5  Notice ................................. 69
                    ______
            14.2.6  Actual Damages ......................... 69
                    ______________
            14.2.7  Limitations on Indemnification ......... 69
                    ______________________________
      14.3  Facilities Issues .............................. 70
            _________________

ARTICLE 15. TERMINATION .................................... 70
      15.1  Termination Rights ............................. 70
            __________________
      15.2  Effect of Termination .......................... 71
            _____________________

ARTICLE 16. DISPUTE RESOLUTION.............................. 73
      16.1  Exclusive Remedy ............................... 73
            ________________
      16.2  Dispute Resolution Process ..................... 73
            __________________________
      16.3  Arbitration .................................... 74
            ___________
      16.4  Costs and Attorneys' Fees ...................... 74
            _________________________
      16.5  Certain Limitations ............................ 74
            ___________________

ARTICLE 17. MISCELLANEOUS .................................. 75
      17.1  Notices ........................................ 75
            _______

                          TABLE OF CONTENTS
                          _________________

                                                            Page
                                                            ____


      17.2  Press Release .................................. 76
            _____________
      17.3  Expenses ....................................... 77
            ________
      17.4  Successors and Assigns ......................... 77
            ______________________
      17.5  Amendments ..................................... 77
            __________
      17.6  Captions ....................................... 77
            ________
      17.7  Entire Agreement ............................... 77
            ________________
      17.8  Waiver ......................................... 78
            ______
      17.9  Third Parties .................................. 78
            _____________
      17.10 Counterparts ................................... 78
            ____________
      17.11 Governing Law .................................. 78
            _____________
      17.12 Further Assurances ............................. 78
            __________________
      17.13 Certain Interpretive Matters and Definitions ... 79
            ____________________________________________

                           INDEX OF SCHEDULES
                           __________________

Schedule*                       Title
________                        _____

1.17        Confidentiality Agreement
2.2         Purchased Exchanges
2.4(f)      Other Excluded Property
2.5.1 (e)   Joint Construction Projects
5.4         FCC Waivers
6.2.2(c)    Employee Matters - Extraordinary Transactions
6.2.2(e)    Accounting Changes
7.1.1       Seller's Closing Certificate
7.2.1       Buyer's Closing Certificate
8.2(b)      Legal Opinion of Seller's Counsel
8.3(b)      Legal Opinion by Buyer's Counsel
9.1.3       Other Consents and Approvals
9.1.4       Violation of Law
9.1.8-1     Bondholders
9.1.8-2     Real Property; Liens and Encumbrances
9.1.9       Leases
9.1.10      Tangible Assets; Exceptions
9.1.11      Adverse Changes
9.1.12(a)   Material Contracts
9.1.12(b)   Other Contracts
9.1.14      Taxes
9.1.15      Material Claims
9.1-16      FCC Licenses
9.1.17(a)   Employee Benefit Plans, Etc.
9.1.17(b)   Material Liabilities Under ERISA
9.1.17(c)   ERISA Plans - Compliance, Etc.
9.1.17(d)   Multiemployer Plans
9.1.17(e)   Union Representation
9.1.18      Telephone Plant
9.1.19      Access Lines and Minutes of Use
10.1        Conversion Services Agreements
11.1.1      Intellectual Property
11.1.3      List of Marks
11.4        Improvement Expenditures
11.10       Excluded Contracts
11.12       Allocation of Purchase Price
11.16       Non-regulated Construction Work in Progress
12.1        Employee Transfer Agreement
14.1 (a)    Environmental Compliance
14.1 (b)    Environmental Permits
14.1 (c)    Underground Storage Tanks

* The Schedule numbers refer to the appropriate Section within the Agreement.

                      ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 29th day of March, 1996, by and between PTI Communications of Michigan, Inc., a Michigan corporation ("Buyer"), and GTE North Incorporated, a Wisconsin corporation ("Seller"), and Pacific Telecom, Inc., a Washington corporation, as guarantor of Buyer's obligations ("PTI").

                             RECITALS

    WHEREAS, Seller is in the business of providing regulated local exchange telephone service in certain areas of the state of Michigan; and

    WHEREAS, Seller desires to sell, convey, assign, transfer and deliver to Buyer, and Buyer desires to purchase and accept from Seller, certain of its telephone properties and related assets, upon the terms and conditions set forth in this Agreement;
and

    WHEREAS, Seller desires that PTI guaranty Buyer's obligations hereunder and PTI agrees to guaranty Buyer's obligations hereunder.

    NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                  ARTICLE 1. DEFINITIONS

    For purposes of this Agreement and any amendment
hereto, the following terms are defined as set out below
or in the Section referenced below:
      1.1  Accounts Receivable is defined in Section 2.4(b).
           ___________________

      1.2  Advanced Billing Amounts is defined in Section 4.1.
           ________________________

      1.3  Affiliate has the meaning given to that term in
           _________
Rule 405 under the Securities Act of 1933, as amended.

      1.4  This Agreement is defined in Section 17.7.
           ______________

      1.5  Allocation is defined in Section  11.12.
           __________

      1.6  Assumed Liabilities is defined in Section 2.5.1.
           ___________________

      1.7  Bondholders is defined in Section 9.1.8.
           ___________

      1.8  The Business means the business of providing
           ____________
local exchange and exchange access telecommunications services and other related activities, services and products within the Purchased Exchanges.

      1.9   Buyer's Closing Certificate is defined in
            ___________________________
Section 7.2.1.


      1.10  Casualty Notice is defined in Section 11.7.
            _______________

      1.11  Casualty Termination Notice is defined in
            ___________________________
Section 11.7.

      1.12  CERCLA means the Comprehensive Environmental
            ______
Response, Compensation and Liability Act of 1980, as amended.

      1.13  Claims is defined as any and all liabilities,
            ______
obligations, losses, damages, deficiencies, demands, claims, penalties, settlements, judgments, actions, proceedings and suits of whatever kind and nature and all reasonable costs and expenses including reasonable attorneys' fees; provided, however, Claims shall not include any regulatory liability including any demand, or judgment resulting from an action or proceeding before a State or Federal Regulatory body having jurisdiction over Buyer's regulated activities.

      1.14  Closing is defined in Section 8.1.
            _______

      1.15  Closing Date is defined in Section 8.1.
            ____________
      1.16  Collection Period is defined in Section 4.2
            _________________
      1.17  Confidentiality Agreement means the agreement
            _________________________
between the parties dated March 14, 1995, which is attached and incorporated into this Agreement as Schedule 1.17.

      1.18  Construction Advances is defined in Section ll.9.
            _____________________

      1.19  Customer Deposits is defined in Section 11.9.
            _________________

      1.20  Contracts is defined in Section 2.2.2.
            _________

      1.21  Debtholder Consents is defined in Section 5.2.
            ___________________


      1.22  Deposit is defined in Section 3.3.
            _______

      1.23  Direct Claim is defined in Section 13.4(b).
            ____________

      1.24  Earned Accounts Receivable is defined in Section 4.1.
            __________________________

      1.25  Employee is defined in Section 9.1.17.
            ________

      1.26  Employment Agreements is defined in Section 9.1.17.
            _____________________

      1.27  Environmental Liabilities means all liabilities,
            _________________________

obligations (including obligations to respond to, investigate and remediate conditions caused by any Regulated Material), responsibilities, losses, damages (including punitive or treble damages), costs and expenses (including reasonable fees, disbursements and expenses of counsel, experts, consultants and expert witnesses), fines, penalties, interest or bonds, based upon any Environmental Requirements of any Governmental Authority, or as a consequence of noncompliance with any Environmental

Requirements or the release or threatened release of a Regulated Material into the outdoor environment.

      1.28  Environmental Requirements means all applicable
            __________________________
federal, state, interstate and local government or agency laws, statutes, ordinances, rules, regulations, codes, orders, approvals and permits and requirements of common law relating to protection of the outdoor environment.

      1.29  ERISA means the Employee Retirement Income
            _____
Security Act of 1974, as amended.

      1.30  ERISA Plans is defined in Section 9.1.17(a).
            ___________

      1.31  Estimated Purchase Price is defined in Section 3.1
            ________________________

      1.32  Evaluation Material is defined in the first
            ___________________
paragraph of the Confidentiality Agreement.

      1.33  Excluded Property is defined in Section 2.4.
            _________________

      1.34  Executive Officers of an entity means the
            __________________
president and any vice president of the entity in charge of a principal business unit, division or function.


      1.35  Existing Environmental Requirements means those
            ___________________________________
applicable provisions of any Environmental Requirements that are both in effect and required to be met by Seller prior to the Closing Date.

      1.36  FCC means the Federal Communications Commission.
            ___

      1.37  FCC Consents is defined in Section 5.4.
            ____________

      1.38  FCC Licenses is defined in Section 2.2.4.
            ____________

      1.39  Final Purchase Price is defined in Section 3.2
            ____________________

      1.40  GAAP means generally accepted accounting principles.
            ____

      1.41  Governmental Authority is defined in Section 9.1.3.
            ______________________

      1.42  HSR Act means the Hart-Scott-Rodino Antitrust
            _______
Improvements Act of 1976, as amended.

      1.43  Improvement Expenditures is defined in Section 11.4
            ________________________

      1.44  Indemnifiable Losses is defined in Section 13.2(a).
            ____________________

      1.45  Indemnification Payment is defined in Section l3.2(a).
            _______________________

      1.46  Indemnifying Party is defined in Section 13.2(a).
            __________________

      1.47  Indemnitee is defined in Section 13.2(a).
            __________

      1.48  Intellectual Property is defined in Section 11.1.1.
            _____________________

      1.49  Interest Amount is defined in Section 15-2(a).
            _______________

      1.50  IRC means the Internal Revenue Code of 1986, as amended.
            ___

      1.51  IRS means the Internal Revenue Service.
            ___

      1.52  Law is defined in Section 9.1.4.
            ___

      1.53  Leases is defined in Section 2.3.
            ______

      1.54  Liquid Investment means (i) direct obligations
            _________________
of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's
Corporation and P-1 by Moody's Investors Services, Inc., or
(iii) time deposits with, including certificates of deposit issued by, a bank or trust company that is organized under the laws of the United States or any state thereof.

      1.55  Marks is defined in Section 11.1.3.
            _____

      1.56  Material Contracts is defined in Section 9.1.12.
            __________________

      1.57  Other Licenses is defined in Section 2.2.4
            ______________

      1.58  PBGC means the Pension Benefit Guaranty Corporation.
            ____

      1.59  Permitted Exceptions is defined in Section 11.13.
            ____________________

      1.60  Plans is defined in Section 9.1.17(a).
            _____

      1.61  Press Release is defined in Section 17.2.
            _____________

      1.62  Proration Periods is defined in Section 11.6
            _________________

      1.63  Purchase Price is defined in Section 3.1.
            ______________

      1.64  Purchased Exchanges is defined in Section 2.2.
            ___________________

      1.65  Purchased Property is defined in Section 2.2.
            __________________

      1.66  Real Property is defined in Section 2.2.1.
            _____________

      1.67  Real Property Interests is defined in Section 2.2.1.
            _______________________

      1.68  Regulated Material means (i) any "hazardous
            __________________
substances as defined in CERCLA, (ii) any petroleum or petroleum substance, and (iii) any other pollutant, waste, contaminant, or other substance regulated under Environmental Requirements.

      1.69  Regulatory Approval is defined in Section 5.1.
            ___________________

      1.70  Retained Books and Records is defined in
            __________________________
Section 2.4(c).

      1.71  Retained Liabilities is defined in Section 2.5.2.
            ____________________

      1.72  The Sale is defined in Section 2.4.
                ____

      1.73  Seller's Closing Certificate is defined in
            ____________________________
Section 7.1.1.

      1.74  Tax Returns means a report, return or other
            ___________
information statement required to be supplied to a Governmental
Authority with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.

      1.75  Tax(es) means any foreign, federal, state,
            ______
provincial, county or local income, sales, use, transfer, excise, franchise, stamp duty, custom duty, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance, recording, ad valorem, gains, value-added, unemployment compensation, general corporate, profits, registration, unincorporated business, alternative, social security, estimated, add-on, minimum, privilege, or withholding tax and any interest and penalties and additions to such taxes (civil or criminal) related thereto or to the nonpayment thereof and related notarial fees.

      1.76  Telephone Plant is defined in Section 2.2.1.
            _______________

      1.77  Third Party Claim is defined in Section 13.4(a).
            _________________

      1.78  Transferred Books and Records is defined in
            _____________________________
            Section 2.2.3.

      1.79  Transition Services Agreements is defined in
            ______________________________
            Section 10.1.


                 ARTICLE 2. PURCHASE AND SALE OF ASSETS

    2.1  Purchase and Sale of Assets.  Subject to the terms
         ___________________________
and conditions of this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase and accept, at the Closing, all of Seller's right, title and interest in and to the Purchased
Property, free and clear of all security interests, liens, or encumbrances, except for Permitted Exceptions.

    2.2  Purchased Property.  For purposes of this Agreement,
         __________________
the "Purchased Property" consists of the Telephone Plant, Contracts, Transferred Books and Records and FCC Licenses in effect or owned by Seller on the Closing Date that pertain solely to the telephone exchanges listed in Schedule 2.2 (the "Purchased Exchanges") other than the Excluded Property.

         2.2.1 Telephone Plant.  For purposes of this
               _______________
Agreement, Telephone Plant" means the Real Property, Real Property interests, machinery, equipment, vehicles and all other assets and properties used in connection with the conduct of the Business, including, without limitation, all improvements, plants, systems, structures, construction work in progress, telephone cable (wherever located and whether in service or under construction), microwave facilities (including frequency spectrum assignments), telephone line facilities, telephones, machinery, furniture, fixtures, materials, supplies, tools, implements, conduits, stations, substations, equipment (including, without limitation, central office equipment, subscribers' station equipment and other equipment in general), instruments, house-wiring connections and all other equipment of every nature and kind owned by Seller and used in connection with the Business. For purposes of this Agreement, "Real Property" means the real property owned by Seller and used in connection with the Business, including, without limitation, all land, buildings, structures, appurtenances, improvements or privileges located thereon. "Real Property Interests" means easements, rights of way, licenses or other interests in real property other than interests in fee or leasehold interests. Without limiting the generality of the foregoing, the Telephone Plant includes the assets that would be property included in the fixed asset accounts referenced in Part 32 of the FCC's Rules and Regulations (47 C.F.R. Part 32), as such accounts are reflected in Schedule 9.1.18.

         2.2.2 Contracts.  For purposes of this Agreement,
               _________
"Contracts" means all agreements that relate to the Business between Seller or any Affiliate of Seller and
(i) Seller's customers or (ii) other entities or persons who are not Affiliates of Seller and who have business relationships with Seller that relate to the Business except for the agreements described on Schedule 11.1O
(which are agreements not to be assigned by Seller).

         2.2.3 Transferred Books and Records.  For
               _____________________________
purposes of this Agreement, "Transferred Books and Records" means all of Seller's customer or subscriber lists and records, accounts billing, plant and continuing property records, plans, blueprints, specifications, designs, drawings, surveys, engineering reports, personnel records (where applicable) and all other documents, computer data and records relating to the Business, the Purchased Property, the Employees and/or the Assumed Liabilities, except for the Retained Books and Records.

         2.2.4 Licenses.  For purposes of this Agreement,
               ________
"FCC Licenses" means all licenses, certificates, permits or other authorizations granted to Seller by the FCC that are used in the conduct of the Business. For purposes of this Agreement, "0ther Licenses" means all licenses, certificates, permits, franchises or other authorization granted to Seller by state and local regulatory agencies that are used in the conduct of the Business.

   2.3 Leased Assets.  Seller shall, on the Closing Date,
       _____________
assign to Buyer all of its interests, rights, benefits and obligations as lessee with respect to all real and personal property leases that are necessary or useful in connection with Seller's conduct of the

Business (the "Leases"). The assignment of the Leases is subject to the provisions of Section 5.3.

   2.4  Excluded Property.  The sale contemplated by this
        _________________
Agreement (the "Sale" shall not include the Excluded
Property.  For purposes of this Agreement, "Excluded
Property" means the following, subject to the provisions of Sections 4.2, 11.6 and 11.9:
        (a)   Cash, cash equivalents and investments;

        (b) All accounts receivable, trade and otherwise, of Seller outstanding as of the Closing Date (the "Accounts
Receivable"), other than the Advanced Billing Amounts referred to in Section 4.1;

        (c) The general ledger and all books and records relating to (i) tax returns and tax records, (ii) the Excluded Property, or (iii) the Retained Liabilities
(collectively, the "Retained Books and Records"); provided, however, that Seller shall provide Buyer with access to the Retained Books and Records pertaining to the Business, upon reasonable request, and shall provide assistance in determining the appropriate adjustments for plant related tax-book timing differences;

        (d) All trademarks, trade names, trade dress, logos and any other intangible assets that use or incorporate the word "GTE" and as provided in Sections 11.1.1 and 11.14;

        (e) Seller's interests in any business other than the Business, including without limitation cellular service areas or any applications or licenses granted with respect thereto;

        (f) Such other assets (i.e., encryption decoder devices, AWAS terminals, etc.), if any, as Seller lists and identifies on Schedule 2.4(f); and

        (g)   The Contracts listed on Schedule 11.10.

     2.5  Assumption of Liabilities.
          _________________________

          2.5.1  Assumed Liabilities.  Buyer hereby agrees
                 ___________________
to assume, perform and discharge, as of the Closing Date,
the specific liabilities, responsibilities and obligations
set forth below with respect to the Purchased Property
(the "Assumed Liabilities"):
                 (a)  Conduct of Business after Closing.
                      _________________________________
All liabilities, responsibilities and obligations arising out of or resulting from the use or ownership of the Purchased Property after the Closing Date or the conduct of the Business by Buyer after the Closing Date;

                 (b)  Employment Matters. All liabilities,
                      __________________
responsibilities and obligations that are to be assumed by Buyer under Article 12 with respect to Employees;

                 (c)  Environmental Matters. All liabilities,
                      _____________________
responsibilities and obligations that are to be assumed by Buyer under Article 14 with respect to Environmental Liabilities;

                 (d)  Contracts: Leases. All liabilities,
                      _________________
responsibilities and obligations that arise after the Closing Date in connection with the performance of the Contracts and the Leases:

                 (e)  Joint Construction Projects. Those
                      ___________________________
liabilities, responsibilities and obligations which are set forth in Schedule 2.5.1 (e) to third parties that relate to arrangements and commitments between Seller and a third party for the construction of mutual transmission facilities between various switching points;

                 (f)  Construction in Progress.  All
                      ________________________
liabilities, responsibilities and obligations relating to post-Closing engineering and construction required to complete scheduled construction and other capital expenditure projects;

                 (g)  Customer Deposits and Construction Advances.
                      ___________________________________________
All liabilities, responsibilities and obligations relating to Customer Deposits, as set forth in Section 11.9, including any interest thereon which has accrued through the Closing
Date and Construction Advances; and

                 (h)  Advanced Billing Amounts.  All
                      ________________________
liabilities, responsibilities and obligations relating to Advanced Billing Amounts.

          2.5.2  Retained Liabilities.  Seller shall retain
                 ____________________
and have full responsibility and obligation with respect to, and shall indemnify Buyer against, all liabilities, responsibilities and obligations of Seller, other than those liabilities, responsibilities and obligations that are specifically assumed by Buyer pursuant to Section 2.5.1 or any other provision of this Agreement (the "Retained Liabilities"). Without limiting the generality of the foregoing, but subject to liabilities that are specifically assumed pursuant to Section 2.5.1 or other provisions of this Agreement, the Retained Liabilities shall include the following liabilities, responsibilities and obligations of Seller
                 (a)  All liabilities, responsibilities and
obligations relating to the use or ownership of the Purchased Property on or before the Closing Date or to the conduct of the Business on or before the Closing Date;
                 (b)  All current liabilities of Seller
as of the Closing Date, including, without limitation, trade payables;

                 (c)  All long-term debt of Seller, including
without limitation, indebtedness to the Bondholders;

                 (d)  Subject to Sections 11.6 and 11.14, all
federal, state and local income, franchise, gross receipts and similar taxes of Seller or its consolidated or combined group and all federal, state and local income, franchise, gross receipts and sales, use, property or other taxes relating to the conduct of the Business on or before the Closing Date or the use, ownership or operation of the Purchased Property on or before the Closing Date;

                 (e)  Subject to Article 12, all liabilities
and obligations arising on or before the Closing Date with respect to the Employees, and any such liabilities or obligations that arise after the Closing Date to the extent that such liabilities and obligations relate to facts, circumstances or conditions arising or occurring on or before the Closing Date;

                 (f)  All liabilities, responsibilities and
obligations arising out of or related to the litigation, claims and other matters set forth on Schedule 9.1.15 and any other litigation based on facts, circumstances or conditions arising or occurring on or before the Closing
Date excluding regulatory proceedings; and

                (g)  All liabilities, responsibilities and
obligations arising on or before the Closing Date relating to collective bargaining or other union contracts.

                ARTICLE 3. PURCHASE PRICE AND DEPOSIT

     3.1    Purchase Price.  In consideration of the sale
            ______________
of the Purchased Property and other undertakings of Seller in this Agreement, Buyer will pay to Seller the sum of

Twenty-Five Million dollars ($25,000,000) subject to adjustment as provided in Section 11.4, together with any other adjustments contemplated in this Agreement
(the "Purchase Price").  At Closing, Buyer shall pay to
Seller an Estimated Purchase Price which shall be the Purchase Price (less the Deposit) as adjusted in an amount based upon Sellers good faith estimate of the adjustments described in the first sentence of this Section 3.1. Seller shall give Buyer notice of the Estimated Purchase Price at least twenty (20) days prior to Closing.

     3.2  Adjustments After Closing.  Ninety (90) days
          _________________________
following the Closing Date, Seller shall deliver to Buyer the final calculations of the Purchase Price, as adjusted pursuant to Section 3.1. Within thirty (30) days following the delivery of such calculations and adjustments to Buyer, Buyer shall notify Seller of any objection thereto, stating in reasonable detail the reasons therefor; otherwise, such calculations and adjustments of the Purchase Price and the proration shall be final and binding on Seller and Buyer and shall be the Final Purchase Price. If Buyer shall object, Seller and Buyer shall work in good faith to agree on the correct amount for the Final Purchase Price.

         (a) If the Final Purchase Price shall exceed the Estimated Purchase Price, Buyer shall cause to be transferred to such account in the United States as Seller may specify, immediately available funds, in U.S. dollars, the amount equal to such excess. Amounts not so transferred within 120 days after Close shall be subject to interest thereon at the rate of five percent (5%) per annum, or

         (b)  If the Estimated Purchase Price shall exceed the
Final Purchase Price, Seller shall cause to be transferred to such account in the United

States as Buyer may specify, immediately available funds, in U.S. dollars, the amount equal to such excess. Amounts not so transferred within 120 days after Close shall be subject to interest thereon at the rate of five percent (5%) per annum.

    3.3  Performance Deposit.  Concurrently with the execution
         ___________________
and delivery hereof, Buyer shall pay to Seller by wire transfer of immediately available funds the sum of One Million Two Hundred Fifty Thousand dollars ($1,250,000) (the "Deposit"), to be held by Seller against payment of the Purchase Price and as security for the performance by Buyer of its obligations under this Agreement and shall become nonrefundable except as provided in Article 15.

    3.4  Guaranty.  PTI guarantees Buyer's financial
         ________
obligations and performance hereunder.  PTI agrees to cause
Buyer to perform each of Buyees agreements and covenants contained in this Agreement. PTI shall be liable to the same extent as Buyer (but only to that extent) for any non-performance of Buyees agreements and covenants contained in this Agreement.

         ARTICLE 4. BILLING AND COLLECTION PROCEDURES

   4.1  Ownership of Accounts Receivable.  The parties
        ________________________________
acknowledge that Sellees "Accounts Receivable" for the Business as of the Closing Date will include both amounts that have been earned by Seller relating to service on or before the Closing Date, whether billed or unbilled, hereinafter collectively referred to as "Earned Accounts
Receivable," and amounts that have been billed as of the Closing Date by Seller but are unearned (i.e., relating to service after the Closing Date), hereinafter referred to as the "Advanced Billing Amounts."

  4.2   Collection of Accounts Receivable.  Buyer agrees
        _________________________________
to act as a collection agent for Seller's Earned Accounts Receivable for a period of ninety (90) days subsequent to the Closing Date (the "Collection Period"). Buyer will receive all cash collections and remit to Seller at the end of each month an amount equal to Earned Accounts Receivable actually collected during said month. During the Collection Period, Buyer agrees to follow its normal collection procedures. At the end of the Collection Period, Buyer will send Seller a list of all uncollected account balances relating to the Earned Accounts Receivable.
After the Collection Period, the collection of any such outstanding balances will be the responsibility of Seller.

  4.3  Carrier Access.  Seller shall render its own final
       ______________
carrier access bills to its interexchange carriers for minutes, messages and other applicable charges up to the Closing Date. Seller shall be responsible for collecting, and settling any disputes associated with its final bills to the interexchange carriers.

  4.4     Customer Notification.  For a period of at least
          _____________________
one (1) month prior to the Closing Date, Seller will permit Buyer, at Buyer's expense, to insert preprinted single-page subscriber education materials into billing documentation to be delivered to subscribers affected by the Sale. Other means of notifying subscribers may be employed by either party, at the expense of the initiating party, but in no event shall any notification be initiated without the prior consent of the other party (which consent shall not be unreasonably withheld) and earlier than two (2) months prior to the Closing Date.

  ARTICLE 5. REQUIRED APPROVALS, CONSENTS AND NOTIFICATIONS

   5.1   State Regulatory Approval.  Promptly after the date
         _________________________
of this Agreement, Buyer, and where required Buyer and Seller, shall file the appropriate application(s) and notice(s) with the Michigan Public Service Commission, seeking an order permitting the transfer of service in the Purchased Exchanges to Buyer (the "Regulatory Approval"). Buyer will be responsible for establishing the tariff for its post-Closing operations in Michigan. To the extent assignable, Seller will assign its local community right of way agreements to Buyer. Buyer agrees to use its best efforts to obtain the Regulatory Approval and the parties agree to cooperate fully with each other and with the applicable regulatory agency to obtain the Regulatory Approval at the earliest practicable date.

  5.2     Debtholder Consents.  Seller shall take all actions
          ___________________
necessary with respect to its Bondholders to obtain the termination or release, at Closing, of all security agreements, mortgages and financing statements relating to the Purchased Property (such termination or release being hereinafter referred to as the "Debtholder Consents"). Buyer agrees to cooperate in good faith with Seller in obtaining the required Debtholder Consents.

  5.3 Lease and Contract Consents.  As promptly as
      ___________________________
practicable after the execution date, the parties hereto shall mutually seek the consent, approval or waiver of the third party to any Lease or Material Contract that requires consent, approval or waiver as a condition to an assignment of such Lease or Material Contract. To the extent any of the approvals, consents or waivers required to assign any such Lease or Material Contract have not been obtained with respect to any Lease or Material

Contract as of the Close Date, Seller shall continue to use its best efforts to obtain the consent of such Lessor or other third party to a Material Contract that is required for the transfer or assignment of such Lease or Material Contract after the Close Date. Refusal by such other third party to release Seller from a Lease or Material Contract shall not excuse Seller from entering into an assignment of such Lease or Material Contract.
From the Close Date until such approval, consent or waiver is obtained, Seller shall hold such Leases and Material
Contracts, or ancillary rights as agent for Buyer, and preserve the benefit of and enforce the same as agent for Buyer to the fullest extent permissible under the applicable Lease or Material Contract. Buyer and Seller agree that upon request by either party, at Closing, they will enter into an agency agreement in form and substance mutually satisfactory to each party specifying the terms and conditions upon which Seller will so act as Buyer's agent. Buyer and Seller agree to use their best efforts to list all Leases on Schedule 9.1.9 and Material Contracts on Schedule 9.1.12(a) which are to be assigned to Buyer;
however, failure to list a Lease(s), Material Contract(s) or Contract(s) shall not negate the general assignment of said Lease(s), Material Contract(s) or Contract(s) pertaining to the Purchased Property.

    5.4  Consents.  Promptly after the date of this
         ________
Agreement, the parties shall use their best efforts to obtain (i) the FCC's consent to the transfer of the FCC
Licenses (as listed in Schedule 9.1.16) from Seller to
Buyer, (ii) the FCC waivers set forth on Schedule 5.4
(all such consents or waivers are collectively referred to as the FCC Consents), and (iii) the consents necessary to transfer the Other Licenses.

   5.5  HSR Act Review.  Within thirty (30) business days
        ______________
after the date of this Agreement, the parties will make such filings, at Buyer's sole cost and expense, as may be required by the HSR Act with respect to the Sale. Thereafter, the parties will file as promptly as practicable any supplemental information that may be requested by the U.S. Federal Trade Commission or the U.S. Department of Justice pursuant to the HSR Act. The parties agree to cooperate in seeking early termination of the waiting periods under the HSR Act.

                ARTICLE 6. PRECLOSING COVENANTS

  6.1  Investigation by Buyer.  Prior to the Closing,
       ______________________
upon reasonable notice from Buyer to Seller given in accordance with this Agreement and subject to approval by Seller's appointed representative, Seller will afford to the authorized representatives of Buyer reasonable access during normal business hours to the books and records relating to the Purchased Property (including, without limitation, relevant tax information)and to the personal and real property comprising the Purchased
Property, so as to afford Buyer the opportunity to make such review, examination and investigation of the Business and the Purchased Property as Buyer may desire to make; provided, however, that all environmental sampling or other testing shall be performed in accordance with Section 6.1.1 and Section 14.1 herein.
Buyer will be permitted to make extracts from or copies of such books and records as may be reasonably necessary.
Buyer will not contact any employee, customer or supplier of Seller as to this Agreement or the matters involved herein without the prior written approval of Seller.
Prior to the Closing, Seller will furnish such financial and operating data and other information pertaining to the Business as Buyer may reasonably request; provided, however, that nothing herein will obligate Seller to take actions that would unreasonably disrupt the normal course of the business of Seller or violate the terms of any applicable
Law or any contract to which Seller is a party or to which any of its assets is subject. Any information or document provided to Buyer or acquired by Buyer during this investigation shall be deemed "Evaluation Material as that term is defined in the Confidentiality Agreement and shall be subject in all cases to the terms of the Confidentiality Agreement.

           6.1.1  Environmental Assessment.  Within thirty
                  ________________________
(30) days from the date of this Agreement, Buyer may conduct an environmental audit. Such environmental audit may include but not be limited to (i) compliance with Environmental Requirements; (ii) any proceeding or investigation by any governmental authority evaluating whether any remedial work is needed to respond to a release of any hazardous substance; (iii) whether any leaking is occurring or has occurred from underground storage tanks or above ground storage tanks ("UST's") and if such UST's are in compliance with all Environmental
Requirements; and whether any of the Purchased Property is constructed with or contains asbestos-containing material and if so the location and condition of such material. Buyer shall cause the independent environmental consultant to issue within one hundred and twenty (120) days of said engagement a report regarding the environmental audit and provide a copy to Seller. The environmental audit shall be conducted as contemplated in Section 14.1.

      6.2   Operation of the Business.
            _________________________

           6.2.1  Preservation of Business.  Except with
                  ________________________
the prior consent of Buyer, from the date of this Agreement until the Closing Date, Seller shall:

                  (a)  Conduct the Business in the ordinary
course in accordance with prudent business judgment and consistent with past practice and policy and shall (i) preserve the Business as an ongoing business, (ii) keep available to the Business its services and the services of its Affiliates to the same extent as such were generally available throughout the calendar year 19__ and are available on the date hereof, (iii) not take any action that would jeopardize any material and beneficial contractual relationships with persons having business dealings with the Business, and (iv) preserve all of the Business' tariffs, certificates, licenses, authorizations and other rights;
                  (b)  Conduct the Business in
substantially the same manner as it is presently being conducted, and, with respect to the Business, refrain from entering into any material transaction or contract other than in the ordinary course of business or making any material change in its methods of management, marketing, accounting or operations;
                  (c)  Not institute any proceeding with
respect to, or otherwise change, amend or supplement any of its tariffs or make any other filings with the Michigan
Public Service Commission except in the ordinary course of business and except as disclosed on Schedule 9.1.16;
                  (d)  Maintain the Purchased Property
in good repair, order and condition, reasonable wear and use excepted.

           6.2.2  No Material Changes.  Except as
                  ___________________
contemplated by this Agreement or as otherwise consented to by Buyer, prior to the Closing, Seller will not:
                  (a)   Make any material change in the
general nature of the Business;
                  (b)   Sell, lease or dispose of, or make
any contract for the sale, lease or disposition of any Purchased Property other than in the ordinary course of business;
                  (c)   Materially increase the benefit
provided under any plans concerning employee benefits or materially increase the general rates of compensation of its Employees, except (i) as required by Law, (ii) pursuant to any Contract (iii) in the ordinary course of business of Seller, or (iv) as listed or described on
Schedule 6.2.2(c);
                  (d)   Enter into any new written
employment agreement, or union agreement with, or commitment to, the Employees (including any new commitment to pay retirement or other benefits or other amendments to Seller's retirement plans);
                  (e)   Maintain the books and records of
the Business other than in accordance with prior practice, except as mandated by the FCC, required by GAAP or as disclosed on Schedule 6.2.2(e); or
               (f)  Make any commitment to take any
actions prohibited by the provisions of this Section 6.2.2.

      6.3  Satisfaction of Conditions.  Without limiting
           __________________________
the generality or effect of any provision of Article 7, the parties will use their best efforts to satisfy promptly all conditions required to be satisfied prior to the Closing.
      6.4  Notification as to Certain Matters.  Each party
           __________________________________
will promptly notify the other party of any information of which it becomes aware on or before the Closing Date that would cause any representation or warranty of such other party contained in this Agreement not to be true and correct as of the date on which it was made or as of the Closing Date.


       ARTICLE 7. CONDITIONS PRECEDENT TO THE CLOSING

      7.1 Conditions Precedent to Obligations of Buyer.  The
          ____________________________________________
obligations of Buyer to consummate the Sale shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any one or more of which may be waived at the option of Buyer:

           7.1.1  No Misrepresentation or Breach of Covenants
                  ___________________________________________
and Warranties.  There shall have been no breach by Seller of
______________
any of its covenants to be performed in whole or in part prior to the Closing, except for any breach that would not have a material adverse effect on the Business, and the
representations and warranties of Seller in
Section 9.1 shall be true and correct as of the Closing,
except for such representations or warranties that are made
expressly as of some other date, which shall be true and
correct as of such other date, and, in each case, except to
the extent that the facts that caused such representations
and warranties not to be true and correct do not have a
material adverse effect on the Business; and Seller shall have delivered to Buyer a certificate ("Seller's Closing
Certificate") in substantially the form attached as
Schedule 7.1.1, dated the Closing Date and signed by
Seller, certifying each of the foregoing, or specifying
those respects in which such covenants have not been
performed or such representations and warranties are not
true and correct (in which event, if the Closing occurs,
any claim with respect to matters so specified shall
be waived by Buyer).
            7.1.2 Documents.  Seller shall have delivered
                  _________
to Buyer all documents required by Section 8.2.

            7.1.3 No Pending Litigation.  There shall not
                  _____________________
be any litigation or other proceeding pending or threatened
to restrain or invalidate any of the transactions
contemplated hereby.
            7.1.4 No Legal Obstruction.  If a filing is
                  ____________________
required under the HSR Act, all required waiting periods under the HSR Act shall have expired or been terminated, each of the required Debtholder Consents shall have been obtained, and the required Regulatory Approval and FCC
Consents shall have been obtained free of any special terms, conditions or restrictions that are unacceptable to Buyer based upon good faith business concerns that are not commercially unreasonable (other than any such approvals or consents which, if not obtained, would not have a material adverse effect on the Business).
For purposes of this Agreement, all such approvals and consents shall be deemed to have been obtained upon the granting thereof, regardless of whether any appeals period has expired. In addition, there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which prohibits the Closing.

           7.1.5 Material Adverse Changes.  There shall have
                 ________________________
been no material adverse changes to the Purchased Property or results of operations of the Business, and Seller shall not have suffered any material loss or damage to the Purchased Property, whether or not insured, that would materially affect or impair its ability to conduct the Business.

           7.1.6 Real Estate Transfers.  Seller shall have
                 _____________________
complied with Section 11.13 with respect to its Real
Property to be transferred to Buyer.
      7.2 Conditions Precedent to Obligations of Seller.
          _____________________________________________
The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any one or more of which may be waived at the option of Seller:

           7.2.1 No Misrepresentation or Breach of Covenants
                 ___________________________________________
and Warranties.  There shall have been no material breach by
______________
Buyer of any of its covenants to be performed in whole or in part prior to the Closing, and the representations and warranties of Buyer in Section 9.2 shall be true and correct in all material respects as of the Closing, except for representations or warranties made expressly as of some other date, which shall be true and correct in all material respects as of such other date, and Buyer shall have delivered to Seller a certificate ("Buyer's Closing Certificate") in substantially the form attached as Schedule 7.2.1, dated the Closing Date and signed by one of its Executive Officers, certifying each of the foregoing or specifying those respects in which such covenants have not been performed or such representations and warranties are not true and correct (in which event, if the Closing occurs, any claim with respect to matters so specified shall be waived by Seller).

           7.2.2 Documents.  Buyer shall have delivered
                 _________
to Seller all documents required by Section 8.3.

           7.2.3 Purchase Price.  Buyer shall have
                 ______________
delivered to Seller, in the manner specified in
Section 3.1, the Purchase Price (less the Deposit).

           7.2.4 No Legal Obstruction.  If a filing is
                 ____________________
required under the HSR Act, all required waiting periods under the HSR Act shall have expired or been terminated, each of the required Debtholder Consents shall have been obtained, and the required Regulatory Approval and FCC
Consents shall have been obtained free of any special terms, conditions or restrictions that are unacceptable to Seller based upon good faith business concerns that are not commercially unreasonable (other than any such approvals or consents which, if not obtained, would not have a material adverse effect on the Business). For purposes of this Agreement, all such approvals and consents shall be deemed to have been obtained upon the granting thereof, regardless of whether any appeals period has expired. In addition, there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which prohibits the Closing.


                       ARTICLE 8. THE CLOSING

      8.1  The Closing.  Subject to the terms and conditions
           ___________
of this Agreement, the closing of the Sale (the "Closing") shall be held at 9 A.M. local time at the offices of

GTE Telephone Operations at 600 Hidden Ridge, Irving,
Texas 75038, on the date agreed upon by the parties,
provided such date shall be (i) the last business day
of the month, and (ii) at least thirty (30) days, but
not more than ninety (90) days, or as mutually agreed
upon between the Buyer and Seller, after the date
Seller notifies Buyer in writing of its determination
that all required Regulatory Approvals, Debtholder
Consents and FCC Consents have been obtained, or at
such other time and place as the parties may agree (the
"CLOSING Date").  Such Closing shall be deemed to have
occurred as of 11:59 P.M. on the last calendar day of
said month.
    8.2  Seller's Obligations at Closing.  At the Closing,
         _______________________________
Seller shall deliver to Buyer the following documents:

         (a) Bills of sale, warranty deeds, assignments and other good and sufficient instruments of transfer
(including, without limitation, vehicle titles) to transfer title or its interest in the Purchased
Property to Buyer,

         (b) A legal opinion from Richard M. Cahill,
Vice President and General Counsel of GTE Service
Corporation, as counsel for Seller, dated as of the Closing Date and in the form of Schedule 8.2(b);

         (c) Seller's Closing Certificate;

         (d) Instruments of assignment or, to the extent set forth in Section 5.3, subleases for the Leases;

         (e) Mortgage satisfactions, UCC Form 3 Termination
Statements and other instruments necessary to remove, release and terminate all security interests held by the Bondholders or any other debtholder on the Purchased Property; and

         (f) All of the documents and papers required of Seller as conditions to Closing, including without limitation, the Regulatory Approvals, Debtholder Consents and FCC Consents.

    8.3  Buyer's Obligations at Closing.  At the Closing,
         ______________________________
Buyer shall deliver to Seller the following:
         (a) The Purchase Price (less the Deposit), in the manner specified in Section 3.1.
         (b) A legal opinion from Deborah Harwood, Buyer's
Corporate Counsel, dated as of the Closing Date and in the form of Schedule 8.3(b).
         (c) Buyer's Closing Certificate.

            ARTICLE 9. REPRESENTATIONS AND WARRANTIES
      9.1  Representations and Warranties of Seller.  Seller
           ________________________________________
represents and warrants to Buyer as follows:
      9.1.1  Authorization and Effect of Agreement.  Seller
             _____________________________________
has the requisite corporate power and authority to
execute and deliver this Agreement and to fulfill its obligations under this Agreement. The execution and delivery by Seller of this Agreement and the fulfillment of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by Buyer, constitutes a valid and binding obligation of Seller.
           9.1.2  No Restrictions Against Sale of the
                  ___________________________________
Purchased Property.  The execution and delivery of this
__________________
Agreement by Seller does not, and the fulfillment  by

Seller of its obligations under this Agreement will not conflict with or violate any provision of its certificate of incorporation or bylaws or, subject to obtaining the approvals and consents referred to in Article 5, conflict with, violate or result in the breach of any provision of any Material Contract other than any such conflict, violation or breach that would not have a material adverse effect on the Business or on the Purchased Property.

        9.1.3   Consents and Approvals of Governmental
                ______________________________________
Authorities. No consent, approval, order or authorization
___________
of, or registration, declaration or filing with, any court or governmental agency, authority or instrumentality
("Governmental Authority") is required to be obtained or made by or with respect to Seller or in connection with the execution and delivery of this Agreement by Seller or the fulfillment by Seller of its obligations under this Agreement, except (i) the filings and approvals described in Article 5, (ii) as described in Schedule 9.1.3, and
(iii) such of the foregoing, which if not obtained or made would not have a material adverse effect on the Business or the Purchased Property.

        9.1.4  No Violation of Law, Except as indicated in
               ___________________
Schedule 9.1.4, the execution and delivery of this Agreement and the fulfillment by Seller of its obligations under this Agreement will not violate any applicable statute, ordinance, rule, regulation or common law obligation (collectively, "Law"), except where such violation would not have a material adverse effect on the Business or the Purchased Property.

        9.1.5 Corporate Organization.  Seller is a
              ______________________
corporation duly organized, validly existing and in
good standing under the laws of the state of Wisconsin
and is duly qualified to conduct business in Michigan;
it has full power and authority, corporate
and otherwise, to own its properties and to carry on
the Business as it is now being conducted in Michigan
and to own, or hold under lease the Purchased Property;
it holds valid licenses, permits or other operating authority adequate for the conduct of the Business and no such license, permit or other operating authority is presently the subject of any dispute which, if resolved adversely to Seller, would have a material adverse effect on the Business.
           9.1.6    Brokers.  Seller has not paid or become
                    _______
obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement in such a manner as to give rise to a valid claim against Buyer for any broker's or finder's fees
or similar fees or expenses.
           9.1.7  Assumed Liabilities.  Seller is not in
                  ___________________
default with respect to any of its pre-Closing liabilities that will become Buyer's Assumed Liabilities at Closing or the performance, observance or fulfillment of any covenant or condition relating thereto, and no event has occurred and is continuing that constitutes a breach or default thereunder or that would constitute such a breach or default with the giving of notice or lapse of time, or both.
        9.1.8  Title to Purchased Property.  Seller
               ___________________________
represents that the only creditors that have a material security interest, lien or other interest in or encumbrances on any of the Purchased Property are the Bondholders listed on Schedule 9.1.8-1 (the "Bondholders"). Set forth on Schedule 9.1.8-2 is the address and a general description of each item of Real Property
included in the Purchased Property.  Seller has title to
all of the Purchased Property (except for the Real
Property Interests or other interests that
are not interests in fee), free and clear of all liens, charges or encumbrances January 14, 1997 of any kind, except for (i) the liens and encumbrances shown and disclosed on Schedule 9.1.8-2, (ii) current real and personal property taxes and other statutory liens covering amounts not yet due and payable, and (iii)
such other imperfections of title and encumbrances,
if any, as do not interfere in any material respect
with the present use of the item of Purchased Property
to which such imperfection or encumbrance relates. No condemnation proceeding is pending or, to the knowledge of Seller, threatened with respect to any part of the
Purchased Property.
           9.1.9   Leases.  Seller has set forth on
                   ______
Schedule 9.1.9 a list of all the Leases.  Each of the
Leases is enforceable in accordance with its terms, and except as otherwise disclosed in Schedule 9.1.9, there is not under any Lease any material default or a material breach of covenant by Seller.
           9.1.10  Tangible Assets.  All of the tangible
                   _______________
Purchased Property is in substantially good operating condition and repair, normal wear and tear excepted.
Except as set forth on Schedule 9.1.10, Seller has not received any written notice within the past twelve (12) months of a violation of any ordinances, regulations or building, zoning and other similar laws with respect to such assets that would have a material adverse effect on the Business. EXCEPT AS EXPRESSLY PROVIDED IN THIS
SECTION 9.1.10, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OR FITNESS OF THE TANGIBLE PURCHASED PROPERTY AND HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS
FOR A PARTICULAR PURPOSE.

        9.1.11    No Adverse Change.  Except as disclosed
                  _________________
in Schedule 9.1.11, since December 31, 1995, there has
not been (i) any material adverse change in the Business, other than changes in the ordinary course of business or resulting from general economic conditions or industry wide developments not reasonably within Sellers control; (ii)
any damage, destruction or loss that would have a material adverse effect on the Business; (iii) any increase in compensation payable or to become payable by Seller to any of its Employees or agents, other than normal merit
or promotional increases; or (iv) any amendment or termination by Seller of any Material Contract, agreement or license except (x) any amendment or termination in
the ordinary course of business, (y) any termination of licenses or other rights to use any Intellectual Property (including, but not limited to, any rights in respect of Marks currently used in the Business) to the extent that such licenses or other rights differ in any respect from those to be granted to Buyer pursuant to Section 11.1.1, and (z) any amendment or termination described on
Schedule 9.1.11.
           9.1.12  Contracts.  Except for the instruments
                   _________
specifically described in Schedule 9.1.12(a) (the
"Material Contracts"), Seller is not a party to or
subject to any of the following contracts affecting the
Business: (i) any written employment contract with any employee; (ii) any plan, contract or arrangement providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, or the like; (iii)
any agreement with any labor union; (iv) any agreement
for the purchase or disposition of any material, equipment, supplies, inventory or service, except individual purchase orders and contracts in amounts less than twenty-five thousand dollars ($25,000); (v) any other agreements which  are  to  be  assigned  not  of  the  type  covered
by any of the foregoing items of this Section 9.1.12 requiring payments by Seller in excess of twenty-five thousand dollars ($25,000) per annum on or after the
Closing Date.  Seller has delivered to Buyer true and
correct copies of all agreements and instruments listed
in Schedule 9.1.12(a). Seller is not in default in the performance of any term or condition contained in any Contract, except for any default that would not have a material adverse effect on the Business. Material
Contracts do not include the contracts shown on
Schedule 9.1.12(b), which lists (i) all Contracts for
the provision of telephone service at public pay
telephone locations and (ii) all other written Contracts (except for agreements with subscribers or customers that did not involve, during 1995, aggregate payments to Seller
of more than twenty-five thousand dollars ($25,0001).
Seller shall not be required to obtain the consent
of any party to the Contracts shown on Schedule 9.1.12(b)
but Seller shall assign all its interest in such Contracts
to Buyer.
           9.1.13 Insurance.  The Purchased Property of
                  _________
an insurable nature and of a character usually insured
by companies carrying on similar businesses is insured
under insurance policies or self insured in such amounts
and against such losses or casualties as is (i) usual
in such companies and (ii) required under any of the Contracts or Leases. On the Closing Date, the coverage under the insurance policies and programs applicable to
the Purchased Property will be terminated, and Buyer
will be responsible for providing all insurance coverage
for the Purchased Property.  Following the Closing,
Seller shall be responsible for and shall pay any
additional premiums that might be required by an
insurance company for insurance coverage prior to the
Closing relating to the Purchased Property and shall be entitled to any refunds or dividends due from such companies relating to such coverage.  All Claims that
relate to the operation
of the Purchased Property prior to the Closing shall
remain the sole responsibility of Seller.
           9.1.14     Taxes.  Except as disclosed on Schedule
                      _____
9.1.14, (i) all Tax Returns required to be filed by Seller
on or before the Closing Date with respect to the Business
or the Purchased Property have or will have been filed, and all taxes shown as due and payable on such Tax Returns have been or will be paid by Seller when required by law; (ii) no deficiencies for any taxes, assessments or other governmental charges have been asserted in writing or assessed against Seller with respect to the Business that remain unpaid and that individually or in the aggregate are material to the Business; (iii) Seller has withheld all required federal, state and local payroll taxes and has remitted all amounts required to be remitted to the appropriate taxing authorities; (iv) there are no tax liens upon any of the Purchased Property except for statutory liens covering taxes not yet due and payable; (v) none of the Purchased Property is tax exempt use property within the meaning of Section 168(h) of the IRC and none of the Purchased Property is property that is or will be required to be treated as being owned by another person pursuant to the provisions of
Section 168(f(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; and (vi) Seller is not a "foreign person" within the meaning of Section 1445(b)(2)
of the [RC and shall provide an appropriate affidavit for purposes of Section 1445(b)(2) of the IRC.
           9.1.15  No Material Claims.  Except as disclosed
                   __________________
in Schedule 9.1.15 or with respect to Taxes, there are no claims, actions, lawsuits or legal proceedings pending, or, to the knowledge of Seller, threatened against or affecting Seller or its properties that in Seller's opinion, if determined
adversely to Seller, would reasonably be expected to
have a material adverse effect on the Business.
           9.1.16  Tariffs: FCC Licenses.
                   _____________________
                   (a) The regulatory tariffs applicable
to the Business stand in full force and effect on the date of this Agreement in accordance with all terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor is the Seller subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by Seller's regulatory agency. Seller is not in material default under the terms and conditions of any such tariff, and there is no basis for any claim of default by Seller in any material respect under any such tariff. Except as disclosed on Schedule 9.1.16, there are no applications by Seller or complaints or petitions by others or proceedings pending or threatened before the state regulatory authority relating to the Business or its operations or the regulatory tariffs. To the knowledge of Seller, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Business has been delivered to Buyer.
                   (b)  Listed on Schedule 9.1.16 are
the FCC Licenses held by Seller and used in the operation of the Business. Each such FCC License is in full force and effect on the date of this Agreement in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor are any of such FCC

Licenses subject to any restrictions or conditions that
limit the operation of the Business (other than restrictions or conditions generally applicable to licenses of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC Licenses are free from all security interests, liens, claims, or encumbrances of any nature whatsoever. There are no applications by Seller or complaints or petitions by others or proceedings pending or threatened before the FCC relating to the Business or the FCC Licenses that, in Seller's opinion, would reasonably be expected to have a material adverse impact on the Business.
           9.1.17 Employee Matters.
                  ________________
                  (a)  Schedule 9.1.17(a) lists (and
identifies the sponsor of) each material Employee Pension Benefit Plan," as that term is defined in Section 3(2) of ERISA, each material "Employee Welfare Benefit Plan," as that term is defined in Section 3(l) of ERISA (such plans being hereinafter referred to collectively as the 'ERISA Plans), and each other material retirement, pension, profit-sharing, money purchase, deferred compensation, incentive compensation, bonus, stock option, stock purchase, severance pay, unemployment benefit, vacation pay, savings, medical, dental, post-retirement medical, accident, disability, weekly income, salary continuation, health, life or other insurance, fringe benefit, or other employee benefit plan, program, agreement, or arrangement maintained or contributed to by Seller or its Affiliates in respect of or for the benefit of any employee of Seller who is to be employed by Buyer in accordance with Article
12 ("Employee") or former employee, excluding any such plan, program, agreement, or arrangement maintained or contributed to solely in respect of or for the benefit of Employees or former employees employed or formerly employed by Seller outside of the United States, as of the date hereof (collectively, together with the EISA
Plans, referred to hereinafter as the "Plans").
Schedule 9.1.17(a) also includes a list of each material written employment, severance, termination or similar-type agreement between Seller and its Affiliates and any Employee (the "Employment Agreements"). Except as otherwise disclosed on Schedule 9.1.17(a), the execution and delivery of this Agreement by Seller and the performance of this Agreement by Seller will not directly result now or at any time in the future in (i) the payment to any Employee of any severance, termination, or similar-type payments or benefits or
(ii) any "parachute payment" (as such term is defined in Section 28OG of the IRC) being made to any Employee.
                  (b)  Except as set forth on
Schedule 9.1.17(b):
                       (i) Neither Seller nor any of
its Affiliates, any of the ERISA Plans, any trust created thereunder, or any trustee or administrator thereof, has engaged in any transaction as a result of which Seller could be subject to any material liability pursuant to
Section 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the IRC; and
                       (ii) Since the effective date of
ERISA, no material liability under Title IV of ERISA has been incurred or is reasonably expected to be incurred by Seller (other than liability for premiums due to the PBGC), unless such liability has been, or prior to the Closing Date will be, satisfied in full.
                  (c)  Except as set forth on
Schedule 9.1.17(c), with respect to the ERISA Plans other than those ERISA Plans identified on
Schedule 9.1.17(a) as "multiemployer plans":

                  (i)  the PBGC has not instituted
proceedings to terminate any Plan that is subject to Title IV of ERISA (the "Retirement Plans");
                  (ii) none of the ERISA Plans has
incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the IRC), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement;
                 (iii) each of the ERISA Plans has been
operated and administered in all material respects in accordance with its provisions and with all applicable laws;
                 (iv)  each of the ERISA Plans that is
intended to be "qualified" within the meaning of
Section 401(a) of the IRC and, to the extent applicable,
Section 401(k) of the IRC, has been determined by the IRS to be so qualified, and nothing has occurred since the date of the most recent such determination (other than the effective date of certain amendments to the IRC, the remedial amendment period for which has not yet expired) that would adversely affect the qualified status of any of such ERISA Plans; and

                 (v)   there are no pending material claims
by or on behalf of any of the ERISA Plans, by any employee or beneficiary covered under any such ERISA Plan, or otherwise Involving any such ERISA Plan (other than routine claims for benefits and routine expenses).

             (d) Except as set forth on Schedule 9.1.17(d), none of the ERISA Plans is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA, and with respect to any such multiemployer plans (as so defined) listed in

Schedule 9.1.17(d), Seller has not made or incurred a
"complete withdrawal" or a "partial withdrawal" as such
terms are respectively defined in Sections 4203 and 4205
of ERISA that would result in the incurrence of a material
liability by Seller.
             (e) Except as set forth on Schedule 91.17(e),
(i) none of the Employees are represented by a labor union
or labor organization and (ii) Seller is not subject to any collective bargaining agreement covering any Employee. There are currently no strikes, slowdowns, work stoppages or
lockouts by or with respect to any Employee covered by
collective bargaining agreements.  Except as set forth on
Schedule 9.1.17(e), to the best knowledge of Seller,
during the twelve (12) months preceding the date of this
Agreement there have not been any union organizational
campaigns by or directed at Employees.
             (f) Seller will make available to Buyer,
prior to the Closing Date, a list of those Employees that
Seller believes to have participated in the health or
dependent care reimbursement accounts of Seller, together
with the elections made prior to the Closing Date with
respect to such accounts through the Closing Date.
           9.1.18  Schedules of Telephone Plant.  Seller has
                   ____________________________
set forth on Schedule 9.1.18 true and correct copies of schedules of its Michigan regulated net Telephone Plant as of
December 31, 1995.
           9.1.19  Access Lines and Minutes of Use. Seller has set
                   _______________________________
forth in Schedule 9.1.19 true and correct copies of schedules of the number of access lines as of December 31, 1995, and minutes of use for the 10-month period ending October 31, 1995, associated with the Purchased Property.

     9.2  Representations and Warranties of Buyer.  Buyer represents
          _______________________________________
and warrants to Seller as follows:
          9.2.1  Corporate Organization.  Buyer is a corporation
                 ______________________
duly organized, validly existing and in good standing under the laws of the state of Michigan and has the requisite corporate power and authority to own, lease or otherwise hold the assets owned, leased or held by it.
          9.2.2  Authorization and Effect of Agreement.  Buyer has
                 _____________________________________
the requisite corporate power and authority to execute and deliver this Agreement, to carry on the Business as presently conducted and to fulfill all other obligations of Buyer under this Agreement.
The execution and delivery by Buyer of this Agreement and the fulfillment by it of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of Buyer.  Buyer has the requisite legal capacity to
purchase, own and hold the Purchased Property upon the
consummation of the Sale.  This Agreement has been duly executed and delivered by Buyer and, assuming the due execution and
delivery of this Agreement by Seller, constitutes a valid and binding obligation of Buyer.
          9.2.3  No Restrictions Against Purchase of the
               _______________________________________
Purchased Properties. The execution and delivery of this
____________________
Agreement by Buyer do not, and the fulfillment by Buyer
of its obligations under this Agreement will not
conflict with, violate or result in the breach of
any provision of the certificate of incorporation or
bylaws of Buyer or, subject to obtaining the approvals
and consents referred to in Article 5, conflict with,
violate or result in the breach of any Contract to which
Buyer is a party. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the fulfillment by Buyer of its obligations under this Agreement, except the filings
and approvals described in Article 5.
          9.2.4 No Violation of Law.  The execution and delivery of
                ___________________
this Agreement and the fulfillment by Buyer of its obligations under this Agreement will not violate any Law.
          9.2.5 Financial Capacity.
                __________________
                (a) Buyer has sufficient cash or other sources of funds, to pay the Purchase Price in the manner specified in
Section 3.1 and all related fees and expenses. In addition, if Buyer is relying upon any financing to be provided by third parties in order to pay any part of the Purchase Price and
related fees and expenses, Buyer has delivered to Seller a true and correct copy of a commitment letter from Buyer's financial institution for such financing.
                (b) Buyer has sufficient financial resources to operate the Business after the Closing Date. Without limiting the generality at the foregoing, Buyer has sufficient financial resources to satisfy any applicable requirement relating to financial capacity or capital imposed by any Governmental
Authority in any state in which the Business is conducted.
Buyer is solvent, is able to pay its debts as they become due, and owns property that has both a fair value and a fair
saleable value in excess of the amount required to pay its
debts as they become due.
          9.2.6  Brokers.  Buyer has not paid or become
                 _______
obligated to pay any fee or commission to any broker,
finder, investment  banker  or  other  intermediary  in
connection with the transactions contemplated by this
Agreement in such a manner as to give rise to a valid claim
against Seller for any broker's or finders fees or similar
fees or expenses.
          9.2.7  Consents and Approvals of Governmental
                 ______________________________________
Authority. Subject to Article 5 with respect to Regulatory
_________
Approval and FCC Consents, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated herein, except for filings with the Federal Trade Commission and Department of Justice pursuant to the HSR Act, if required.

        ARTICLE 10.  CONTINUING BUSINESS RELATIONSHIPS
    10.1   Transition Agreement.  The parties agree to cooperate
           ____________________
with each other to ensure that the transition of the ownership of the Purchased Property proceeds with a minimum of disruption to the services being provided to subscribers. The parties agree that it may be necessary for Seller to assist Buyer in converting Seller's systems and processes with respect to the Purchased Property to Buyer's systems and processes and, until that conversion is complete, Seller may be requested to provide some basic customer services. If such services are necessary and Seller agrees to provide the services, the parties shall enter into separate agreements that will set forth the services that Seller will provide to Buyer and the terms and conditions for providing those services. Any such agreements relating to the conversion of systems and processes and relating to continuation of services (collectively "Transition Services Agreements") shall be substantially in the form as attached hereto as Schedule 10.1.


         ARTICLE 11. ADDITIONAL COVENANTS OF THE PARTIES
      11.1  Intellectual Property.
            _____________________
            11.1.1   No License.  "Intellectual Property" means
                     __________
all inventions (whether patentable or not and whether or not such inventions are described or claimed in any patent or patent application), designs (useful or ornamental), and works subject to copyright that may be embodied in, without exclusion, invention disclosures, specifications, manuals, drawings, functional or system block diagrams, flow charts, circuit diagrams, design or user documentation, engineering notebooks, schematics, test programs, documented procedures, documented processes, documented flows, devices, software, or firmware, that relate to the function, design, development, manufacture, testing, use, operation, maintenance or repair of any product, apparatus, article of manufacture, process, method or service.
"Intellectual Property" shall also include patents, patent applications (including continuations, continuations-in-part, divisions, reissues, reexamined patents and patent applications and extensions thereof), copyrights (whether common law or statutory, registered or unregistered), or trade secrets, residing in the subject matter above. Buyer and Seller agree and understand that except as expressly set forth in writing in this agreement, Seller has granted no, and nothing shall constitute or be construed as a, license or right to Seller under any patent, copyright, trademark, trade secret or any other intellectual property right now or hereafter owned, obtained or licensable by Seller. Seller has set forth in

Schedule 11.1.1 true and correct statements of the Intellectual Property which is associated with the Purchased Property and will be assigned to Buyer.
           11.1.2   Infringement.
                    ____________
                   (a) Seller shall have no obligation to defend, indemnify or hold harmless Buyer from any damages, costs or expenses resulting from any obligation, proceeding or suit based upon any claim that any activity, subsequent to the Closing Date, engaged in by Buyer, a customer of Buyer's or anyone claiming under Buyer constitutes direct or contributory infringement or misuse of, or inducement to infringe, any intellectual property right of any third party, except for that Intellectual Property set forth in Schedule 11.1.1.
                   (b)  Buyer shall defend, indemnify and hold
harmless Seller and its Affiliates from and against any and all Indemnifiable Losses resulting from any obligation, proceeding or suit based upon any claim alleging or asserting direct or contributory infringement, or misuse or misappropriation of, or inducement to infringe by Seller of any intellectual property right of any third party, to the extent that such claim is
based on, or would not have arisen but for activity conducted or engaged in, subsequent to the Closing Date, by Buyer, a
customer of Buyer's, or anyone claiming under Buyer, except for that Intellectual Property set forth in Schedule 11.1.1.
           11.1.3    Trademark Phaseout.
                     __________________
                     (a) Buyer acknowledges that Seller or its Affiliates are the owners of certain trade names, trade dress, trademarks, service marks, logos and related intangible property (collectively, "Marks"), including, without limitation, the items listed on Schedule 11.1.3 and Marks that quality as Excluded Property under

Section 2.4(d). Buyer understands and agrees that the Marks, or any right or license to the Marks, are not being transferred pursuant to this Agreement.
Buyer acknowledges Seller's exclusive and proprietary rights in the use of the Marks, and Buyer agrees that it shall not use the Marks (or any names, marks or indicia confusingly similar to the Marks) except as expressly set forth in this
Section 11.1.3. After the Closing, all Marks of Seller shall be replaced by Buyer as soon as possible, but in no event later than sixty (60) days after the Closing Date for items with Marks affixed to them with a valid continuing use in Buyer's conduct of the Business, including, without limitation, buildings, vehicles, heavy equipment, hard hats. tools, tool boxes, kits (safety and others), signs, manual covers and notebooks. After the Closing, Buyer will not use, and will destroy or deliver to Seller, all such items with Marks affixed to them that have no valid continuing use in Buyer's conduct of the Business, including items affecting customer or employee relations or items that do not reflect Buyer's true identity. Specific items to be destroyed or returned include items with Marks affixed to them including, without limitation, giveaways; order, purchase or materials forms; requisitions; invoices; statements; time sheets/labor reports; bill inserts; stationery; personalized note pads; maps; organization charts; bulletins/releases; sales/price literature; manuals or catalogs; report covers/folders; program materials; and materials such as media contact lists/cards. The sixty (60) day time period for replacement of Marks affixed to telephone directories that were already published or closed for publication at the Closing Date shall be extended to the expiration date of such directories.

                     (b)  Buyer recognizes the great value of
the goodwill associated with the Marks, and acknowledges that the Marks and all rights therein and the goodwill pertaining thereto belong exclusively to Seller and that the Marks have a secondary meaning in the minds of the public.
                     (c)  Buyer agrees that the conduct of the
Business after the Closing by Buyer using the Marks shall be provided in accordance with all applicable federal, state and local laws, and that the same shall not reflect adversely upon the good name of Seller, and that the conduct of the Business will be of a high standard and skill.
                     (d)  Buyer acknowledges that its failure
to cease use of the Marks as provided in this Agreement, or its improper use of the Marks, will result in immediate and irreparable harm to Seller. Buyer acknowledges and admits that there is no adequate remedy at law for such failure to terminate use of the Marks, or for such improper use of the Marks. Buyer agrees that in the event of such failure or improper use, Seller shall be entitled to equitable relief by way of temporary restraining order, or preliminary or permanent injunction, or any other relief available under this Agreement.
           11.1.4     Third Party Software.  To the extent that
                      ____________________
the transfer of Purchased Property by Seller to Buyer under this Agreement results in the transfer of possession to Buyer of software that at the Closing Date is not owned by Seller, which software was rightfully used by Seller prior to the Closing Date in the normal and ordinary operation of the Business, then Seller does hereby assign to Buyer, and Buyer accepts all rights and licenses to use such software that Seller has the right to so assign without consent from, or notice or payment of consideration to, any third party.

Buyer agrees that the acceptance by Buyer of such rights and licenses includes the assumption by Buyer of obligations necessary or incidental to the transfer of rights and licenses. Buyer understands and agrees that except as provided above in this
Section 11.1.4, or as expressly provided elsewhere in this Agreement or in another written agreement between Buyer and Seller, no rights to use software are transferred to Buyer.
Buyer shall properly dispose of, and shall not use, any
software which Buyer acquires in connection with Purchased Property and which, after the Closing Date, Buyer knows, or reasonably should know, is not the subject of a license to use that has been rightfully granted or transferred to Buyer.
      11.2     Effect of Due Diligence and Related Matters.  Buyer
               ___________________________________________
represents that it is a sophisticated entity that was advised by knowledgeable counsel and financial advisors and, to the
extent it deemed necessary, other advisors in connection with this Agreement and has conducted its own independent review
and evaluation of the Purchased Property. Accordingly, Buyer covenants and agrees that (i) except for the representations and warranties set forth in this Agreement, Buyer has not
relied and will not rely upon any document or written or oral information furnished to or discovered by it or its representatives, including, without limitation, any financial data, (ii) there are no representations or warranties by or on behalf of Seller or its Affiliates or representatives except for those expressly set forth in this Agreement, and (iii) to the fullest extent permitted by law, Buyer's rights and obligations with respect to all of the foregoing matters will be solely as set forth in this Agreement.
     11.3 Confidentiality.  Whether or not the Closing occurs,
          _______________
the parties hereto and their respective officers, directors, employees and representatives will comply with the

Confidentiality Agreement, the provisions of which are expressly incorporated herein in their entirety by this reference.
      11.4     Regulated Construction Projects and Budget.  Seller has
               __________________________________________
delivered to Buyer a summary of its expected construction and other network plans ("Improvement Expenditures") through 1996
(which summary will be updated for 1997 if the Close Date extends into 1997), which summary is attached as Schedule 11.4, and the parties have agreed to the projected costs and the dollars to be included in such Improvements. Seller agrees to use its best efforts to substantially complete such plans within the projected time schedules and such construction work shall be performed in accordance with Seller's normal course of business and in conformance with industry practices. All construction work that is in progress on the Closing Date will be accounted for by identifying and accruing all associated time reporting, material and contractor costs, whether invoiced or not, through the Closing Date in addition to the expenses already incurred for Improvement Expenditures, all of which will be added on a dollar for dollar basis to the Purchase Price. To the extent that Seller recognizes a depreciation expense on the Improvement Expenditures prior to the Closing Date, the Purchase Price will be reduced by the amount of said depreciation expense. After the Closing Date, the Buyer shall be responsible for the completion of all projects in progress and the costs associated with the completion of those projects. If additional construction is required due to unforseen circumstances or customer demand, Schedule 11.4 may be amended by Seller with the consent of Buyer, which consent shall not be unreasonably withheld.

      11.5  Further Assurances.  After the Closing, Seller will
            __________________
furnish to Buyer such other instruments and information as Buyer may reasonably request in order to convey to Buyer title to the Purchased Property, to be delivered from time to time upon Buyer's reasonable request.
      11.6  Prorations.  The following liabilities shall be
            __________
prorated between Seller and Buyer:  (i) utility charges
(which shall include, without limitation, water, sewer, electricity, gas and other utility charges) with respect to the Real Property, the property subject to the Leases
and customer owned equipment, (ii) rental charges (which
shall include, without limitation, rental charges and
other lease payments under the Leases), and (iii) real
and personal property taxes and local franchise fees or
taxes.  With respect to measurement periods during which
the Closing Date occurs (all such periods of time being hereinafter called "Proration Periods"), the liabilities described in clauses (i) and (ii) of the preceding sentence shall be apportioned between Seller and Buyer
as of the Closing Date, with Buyer bearing only the
expense thereof in the proportion that the number of days remaining in the applicable Proration Period on and after the Closing Date bears to the total number of days covered
by such Proration Period.  Real and personal property taxes
shall be prorated between Buyer and Seller based on the
period the Purchased Property was owned by each respective
party during the fiscal period for which such taxes were
imposed by the taxing jurisdiction (as such fiscal period
is reflected on the bill rendered by such taxing
jurisdiction).  Buyer and Seller shall pay or be reimbursed
for real and personal property taxes (including instances
in which such property taxes have been paid before the
Closing Date) prorated on this basis.  If a payment on a
tax bill is due after the Closing, the party that is legally required to make such payment shall make such payment and promptly forward an invoice to the other party for its pro rata share, if any.  If the other party does not pay the
invoice within thirty (30) calendar days of receipt, the
amount of such payment shall bear interest at the rate of
eight percent (8%) per annum.  Similarly, all prepayments
made by Seller with respect to service or maintenance
agreements with third parties or license or other fees
payable to third parties shall be prorated on an appropriate basis between Seller and Buyer.
      11.7 Risk of Loss Prior to Closing. If any material damage or destruction of any sort occurs prior to the
Closing to any of the tangible properties that constitute
the Purchased Property, Seller shall promptly notify Buyer thereof (the "Casualty Notice"). If Seller or Buyer reasonably estimates the cost to repair or replace such
damage or destruction will exceed One Million Two
Hundred Fifty Thousand dollars ($1,250,000), either
party may, by written notice to the other (the "Casualty Termination Notice"), within thirty (30) days of the date of delivery of the Casualty Notice, refuse to
consummate this Agreement, at which time this Agreement
shall terminate in all respects.  Should such estimate
of damage or destruction not exceed One Million Two
Hundred Fifty Thousand dollars ($1,250,000) or such
Casualty Termination Notice not be made by either party,
Seller, within forty-five (45) days of the damage or
destruction, shall agree in writing, at its option,
either to (i) repair all of such damage or destruction
prior to Closing or (ii) reduce the Purchase Price by
the amount of all costs and expenses to be incurred for
the repair of the damage or destruction; provided, however,
that if the time periods pursuant to this Section continue
beyond the Closing Date,
either Seller or Buyer may elect to Postpone the Closing until the expiration of any such periods, which election shall be binding upon all parties.
      11.8 Cost Studies/NECA Matters.
           _________________________
           11.8.1     Prior to Closing.  Seller agrees that, with
                      ________________
respect to all toll revenues, settlements, pools, separations studies or similar activities, Seller shall be responsible for (and shall receive the benefit or suffer the burden of) any adjustments to contributions, or receipt of funds, by Seller resulting from any such activities that are related to the conduct of the Business or the ownership or operation of the Purchased Property prior to the Closing Date. Specifically, this paragraph shall apply, but shall not be limited to, any matters related to the National Exchange Carrier Association ("NECA") including the Universal Service Fund ("USF"), Long
Term Support ("LTS"), and Telecommunications Relay Services
funds.
           11.8.2  From and After Closing.
                   ______________________
                   (a)  Buyer shall receive a pro rata.
share of USF funds received by Seller, under Seller's algorithm, pursuant to FCC Rules and Regulations as stated in Part 36.631, until such time as Buyer is permitted to make its own filing in accordance with said FCC Rules and Regulations, Part 36.611 or Part 36.612. The USF funds due to Buyer shall be determined by calculating the difference between the USF funds due to Seller prior to the Closing and the USF funds that would be due to Seller after excluding the investment and expenses associated with the Purchased Property. The resulting Buyer's annual USF amount shall be prorated in proportion to the number of months remaining in the year from and after the Closing Date.

                   (b) Notwithstanding the foregoing, Buyer's
right to receive a pro rata share of USF is conditioned upon Buyer's payment, from and after the Closing Date, of a pro rata share of the LTS funds owed by Seller until the next prescribed FCC filing by all Local Exchange Carriers. Should
Buyer reenter the NECA common line pool at the time of Closing, Seller will retain the LTS obligation until such time as NECA submits a new LTS filing as part of the interstate tariff-filing process.  The LTS funds to be paid by Buyer to
Seller ("Buyer's LTS") shall be determined by prorating the
LTS obligation between Seller and Buyer based on the number
of access lines purchased by Buyer as compared to total
company access lines prior to the Closing.  Buyer will have
the option to pay the full amount of Buyer's LTS to Seller at Closing or monthly installments until the effective date of the next prescribed interstate tariff filing.
     11.9 Construction and Customer Deposits.  Within thirty
          __________________________________
(30) days after Closing, Seller agrees to transfer to Buyer the customer deposits together with any interest accrued thereon (collectively "Customer Deposits") and construction advances and deposits ("Construction Advances") together with all of Seller's obligations and rights to hold the Customer Deposits and Construction Advances of the Business, up to the Closing
Date, and Buyer agrees to hold, disburse and retain such
deposits, advances and interest so delivered to it as if it
were Seller.
      11.10  Excluded Contracts.  Buyer and Seller will use
             __________________
their best efforts to list on Schedule 11.10 all directories contracts, billing and collection agreements, and other Contracts that will not be assigned by Seller. Of the excluded Contracts listed on Schedule 11.10, those that will require negotiation of  special  provisions  or  a  new  agreement  between  Buyer and third parties  are  indicated.  Buyer's  negotiation  of  a new agreement with any such third party shall not be a
condition precedent to Buyer's performance of Buyer's obligations under this Agreement.
      11.11  Access to Books and Records.
             ___________________________
             (a) After the Closing, Seller will retain all Retained Books and Records for a period of seven (7) years, or such longer period as is required by applicable Law.
             (b) After the Closing, upon reasonable notice, the parties will give to the representatives, employees, counsel and accountants of the other, access, during normal business hours, to records relating to periods prior to or including the Closing, and will permit such persons to examine and copy such records, in each case to the extent reasonably requested by the other party in connection with tax and financial reporting matters (including, without limitation, any Tax Returns and related information), audits, legal proceedings, governmental investigations and other business purposes (including, without limitation, such financial information and any receipts evidencing payment of taxes as may be requested by Seller to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any Contract to which it is a party or to which it or any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any Tax audit or similar proceedings involving or otherwise relating to the Business
(or the income therefrom or assets thereof) with respect to any Tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 11.11(b).

      11.12 Purchase Price Allocation.  Buyer and Seller shall
            _________________________
allocate the Purchase Price and the Assumed Liabilities to the Purchased Property (the "Allocation") consistent with
Schedule 11.12. Buyer and Seller shall file and shall cause
their respective Affiliates to file all Tax Returns
(including, without limitation, those returns and forms
required under Section 1060 of the IRC) consistent with
Schedule 11.12, unless otherwise required because of a
change of applicable law.
      11.13 Real Property Transfers.  Within sixty (60) days
            _______________________
of the date of this Agreement, Seller shall deliver to Buyer copies of all existing title insurance policies covering the Real Property. Thereafter, no later than sixty (60) days before the Closing Date, Seller shall deliver (at its expense) to Buyer a preliminary title binder (on a
standard form), issued by a title insurance company reasonably acceptable to Buyer, with respect to all Real Property included in the Purchased Property and in which Seller purports to own fee title.  Such title binders shall be reasonably
satisfactory to counsel, subject to the standard exceptions
set forth in the following sentence, for Buyer. Such title binders shall reflect that, upon consummation of the sale contemplated by this Agreement, Buyer will be vested with good, fee simple, indefeasible and insurable title to such
Real Property, subject only to (i) inchoate liens for
current taxes and assessments not yet delinquent, (ii)
standard utility easements, covenants and restrictions of
record that do not individually or in the aggregate
materially interfere with the operation of the present
Business on the Real Property affected thereby, (iii)
existing zoning or similar laws or ordinances that do
not interfere with the operation of the Business and
(iv) leases (collectively, the "Permitted Exceptions").
If a preliminary title binder indicates an exception
other than a Permitted Exception, Seller
shall, at its expense, cause such exception to be removed
on or before the Closing Date.  With respect to each parcel
of Real Property covered by a preliminary title binder, the amount of title insurance provided by Seller shall be the real estate valuation amount shown on Seller's continuous property records. Seller shall also deliver to Buyer (at Seller's expense and on or prior to the Closing Date) a certified current survey.  By no later than forty-five (45)
days after the Closing Date, Seller shall deliver to Buyer
a final title insurance policy paid for by Seller covering
the Real Property included in the preliminary title binder.
      11.14  Bulk Sales Laws.  Seller and Buyer waive compliance
             ______________
with applicable laws under any version of Article 6 of the Uniform Commercial Code adopted by any state or any similar law relating to the sale of inventory, equipment or other
assets in bulk in connection with the sale of the
Purchased Property.
      11.15  Prepaid Non-regulated Maintenance Agreements and
             ________________________________________________
Warranty Reserves.  Within thirty (30) days following Closing,
_________________
Seller shall pay to Buyer an amount equal to the pro rata
portion of all prepaid but unearned revenues from Seller's customers for all non-regulated maintenance agreements and manufacturer warranties outstanding as of the Closing Date.
      11.16    Non-regulated Construction Work in Progress.
               ___________________________________________
Seller has delivered to Buyer a summary of its nonregulated activities, which summary is attached as Schedule 11.16 and will be updated to the Closing Date. All nonregulated construction work from the date of the execution of this Agreement through the Closing Date will be accounted for by identifying and accruing all associated time reporting, material and construction costs, whether invoiced
or not, through  the  Closing  Date.   Within  45  days
following the Closing, Buyer shall pay to Seller an amount
equal to the expenditures by Seller for nonregulated
construction work in progress (net of advances) up to and including Closing Date. After the Closing Date, the Buyer shall be responsible for the completion of all nonregulated construction work in progress and the costs associated with completion of those projects. In the event the estimated construction costs for the nonregulated construction exceeds $25,000, Seller shall obtain the consent of the Buyer, which consent shall not be unreasonably withheld.
      11.17    Vehicle Registration. Buyer agrees to use its best
               ____________________
efforts to file promptly the appropriate vehicle title applications and registrations to change the name of the titled owner on each vehicle title certificate and change
the motor vehicle registration (with respect to license
plate information) on each vehicle being transferred to
Buyer from Seller pursuant to this Agreement.  Buyer agrees
that it shall remove and destroy Seller's existing license
plates from all vehicles received upon the earlier of
receipt of new license plates or sixty (60) days
following Closing.
      11.18 Telephone Directories Change Over.  Within ninety
            _________________________________
(90) days, but not earlier than thirty (30) days, following the date of this Agreement, Buyer agrees to meet with Seller for the purpose of mutually determining the method for changing over to Buyer's directories for the Purchased Exchanges. Such meeting(s) shall be held at Seller's address set forth in
Section 17.1 unless otherwise agreed by the parties.

           ARTICLE 12.  EMPLOYEES AND EMPLOYEE MATTERS

      12.1 Employee Transfer Agreement.  The parties have
           ___________________________
addressed the transfer of employees and employee benefits matters in a separate agreement, entitled

Employee Transfer Agreement, which is incorporated into this Agreement as Schedule 12.1.


                       ARTICLE 13.  INDEMNIFICATION

      13.1 Survival of Representations, Warranties and Covenants.
           _____________________________________________________
           (a) The representations and warranties contained in Sections 9.1.6 and 9.2.6 will survive the Closing and remain in full force and effect indefinitely. Each of the other representations and warranties contained in Article 9 will terminate, without further action, on the date twelve (12) months following the Closing Date, except for Section 9.1.10, which shall terminate six (6) months following the Closing Date. Any claim for indemnification with respect to any alleged breach of any representation or warranty not asserted by notice given as herein provided that specifically identifies a particular
breach and the underlying facts relating thereto, which notice is given within the applicable period of survival for such representation or warranty, may not be pursued and is irrevocably waived after such time. Without limiting the generality or effect of the foregoing, no claim for indemnification with
respect to any representation or warranty will be deemed to have been properly made except to the extent it is based upon a
Third Party Claim made or brought, or to the extent of Indemnifiable Losses actually incurred by an Indemnitee, prior to the expiration of the survival period for such representation or warranty.
           (b) Unless a specified period is set forth in this Agreement, in which event such specified period will control, the covenants contained in this Article 13, and in Articles 10, 11, 12, 14, 16 and 17, will survive the Closing and remain in effect indefinitely, or in the case of Section 11.14, will survive for the applicable statute of limitations. All other covenants contained in this Agreement will terminate, without further action, upon the occurrence of the Closing and any claim for an alleged breach of any such covenant may not be pursued, and is irrevocably waived, upon the occurrence of the Closing.
      13.2 Limitations on Liability.
           ________________________
           (a)   For purposes of this Agreement, (i)
"Indemnification Payment" means any amount of Indemnifiable
Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying
Party" means any person or entity required to provide indemnification under this Agreement, and (iv) "Indemnifiable Losses" means any losses, liabilities, damages and expenses and any claims, demands or suits by any person or entity, including, without limitation, any Governmental Authority, and costs and expenses actually incurred in connection with any actions, suits, demands, assessments, judgments and settlements and reasonable attorneys' fees and expenses, in any such case (x) reduced by the amount of insurance proceeds recovered from any person or entity and any tax benefits to the Indemnitee as a result of the Indemnifiable
Losses involved and (y) provided that the underlying liability or obligation is not the result of any action taken or omitted to be taken by any Indemnitee. For purposes of this 13.2(a), the amount of any tax benefits to the Indemnitee shall be deemed to be equal to the reduction in the federal, state and local income or franchise taxes determined on the basis of the maximum tax rates in effect for the taxable period when payment is made by the Indemnifying Party (regardless of whether such reduction results in an actual reduction in the federal, state or local income or franchise taxes of the Indemnitee).
           (b) Notwithstanding anything to the contrary contained in this Agreement, if the Closing occurs, (i) no claim for indemnification may be asserted under Section 13.3(a)(i) with respect to any matter discovered by or known to Buyer on or before the Closing Date and (ii) no claim for indemnification may be asserted under Section 13.3(b)(i) with respect to any matter discovered by or known to Seller on or before the Closing Date.
           (c) As between Seller and any Affiliate of Seller, on the one hand, and Buyer and any Affiliate of Buyer, on the other hand, the rights and obligations set forth in this
Article 13 will be the exclusive rights and obligations with respect to the liabilities and obligations referred to in Section 13.3, and any breach of the representations, warranties or covenants referred to in Section 13.3. Without limiting the foregoing, as a material inducement to entering into this Agreement, to the fullest extent permitted by law, each of the parties waives any claim or cause of action that it otherwise might assert, including, without limitation, under the common law or federal or state securities, trade regulation or other laws, by reason of the liabilities and obligations, and any breach of the representations, warranties or covenants referred to in Section 13.3, except for claims or causes of action brought under and subject to the terms and conditions of this Article 13.
           (d) Notwithstanding any other provision of this Agreement or of any applicable Law, no Indemnitee will be entitled to make a claim against an Indemnifying Party under Sections 13.3(a)(i) or 13.3(b)(i) until:

                  (i)  the aggregate amount of Indemnifiable
Losses incurred by the Indemnitee for any individual
occurrence giving rise to such Indemnifiable Losses exceeds
Twelve Thousand Five Hundred dollars ($12,500), in which event (subject to the other provisions of this Section 13.2), such Indemnitee may assert its right to indemnification for its Indemnifiable Losses for that occurrence; and
                  (ii) the aggregate amount of claims that may
be asserted for such Indemnifiable Losses pursuant to
Section 13.2(d)(i) exceeds One Hundred Thousand dollars ($100,000), but only to the extent such amount, if any, (a) exceeds One
Hundred Thousand dollars ($100,000) and (b) is less than the amount set forth in Section 13.2(e).
           (e) Notwithstanding any other provision of this Agreement, the indemnification obligations of Seller under
Section 13.3(a)(i) (except with respect to indemnification for inaccuracies of the representations contained in Sections 9.1.1 through 9.1.6) or the indemnification obligation of Buyer under
Section 13.3(b)(i) will not exceed the amount of Nine Hundred
Fifty Thousand dollars ($950,000) respectively, after subtracting the floor amount specified in Section 13.2(d)(ii)(a).
           (f) No indemnifying Party shall be liable to or obligated to indemnify any Indemnitee hereunder for any consequential, special, multiple, punitive or exemplary damages including, but not limited to, damages arising from loss or interruption of business, profits, business opportunities or goodwill, loss of use of facilities, loss of capital, claims of customers, or any cost or expense related thereto, except to the extent such damages have been recovered by a third
person and are the
subject of a Third Party Claim for which indemnification is available under the express terms of this Section 13.
      13.3  Indemnification.
            _______________
            (a) Subject to the other sections of this Article 13, Seller will indemnify, defend and hold harmless Buyer and its Affiliates, directors, officers, agents and representatives from all Indemnifiable Losses relating to, resulting from or arising out of (i) a breach by Seller of any of the representations and warranties contained in Section 9.1 of this Agreement and (ii) a breach by Seller of any covenant of Seller contained in this Agreement, which covenant requires performance by Seller at or after the Closing.
            (b) Subject to the other sections of this Article 13, Buyer will indemnify, defend and hold harmless Seller and its Affiliates, directors, officers, agents and representatives from all Indemnifiable Losses relating to, resulting from or arising out of (i) a breach by Buyer of any of the representations or warranties contained in Section 9.2 of this Agreement and (ii)
a breach by Buyer of any covenant of Buyer contained in this Agreement, which covenant requires performance by Buyer at or after the Closing.
            (c)  The indemnification obligations contained in
Article 14 with respect to Environmental Liabilities are to be governed by Article 14 and are not limited or governed by the provisions of this Article 13.
            (d)  Payments made under this Section 13.3 and
under Article 14 shall be treated by Buyer and Seller as
purchase price adjustments and Buyer and Seller shall file all
Tax Returns consistent with such treatment. Notwithstanding anything to the contrary contained herein, Buyer shall not be indemnified or reimbursed for any tax consequences arising from receipt of an indemnity payment including without limitation any adjustments to the basis of any asset resulting from an adjustment to the purchase price or any additional or reduced taxes resulting from any such basis adjustment.
      13.4  Defense of Claims.
            _________________
            (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity that is not a party to this Agreement or an Affiliate of such a party (a "Third Party Claim") against such Indemnitee, with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) calendar days after receipt of notice of such Third Party Claim; provided, however, that the failure of the Indemnitee to notify the Indemnifying Party shall only relieve the Indemnifying Party from its obligation to indemnify the Indemnitee pursuant to this
Article 13 to the extent that the Indemnifying Party is materially prejudiced by such failure (whether as a result of the forfeiture of substantive rights or defenses or otherwise). Upon receipt of notification of a Third Party Claim, the Indemnifying Party shall be entitled, upon written notice to the Indemnitee, to assume the investigation and defense thereof with counsel reasonably satisfactory to the Indemnitee. Whether or not the Indemnifying Party elects to assume the investigation and defense of any Third Party Claim, the Indemnitee shall have the right to employ separate counsel and to participate in the investigation and defense thereof; provided, however, that the

Indemnitee shall pay the fees and disbursements of such separate counsel unless (i) the employment of such separate counsel has been specifically authorized in writing by the Indemnifying Party,
(ii) the Indemnifying Party has failed to assume the defense of such Third Party Claim within reasonable time after receipt of notice thereof with counsel reasonably satisfactory to such Indemnitee or (iii) the named parties to the proceeding in which such claim, demand, action or cause of action has been asserted include both the Indemnifying Party and such Indemnitee and, in the reasonable judgment of counsel to such Indemnitee, there exists one or more defenses that may be available to the Indemnitee that are in conflict with those available to the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for the fees and disbursements of more than one counsel for all Indemnified
Parties in connection with any one proceeding or any similar or related proceedings arising from the same general allegations or circumstances. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim that would lead to liability or create any financial or other obligation on the part of the Indemnitee unless such settlement includes as an unconditional term thereof the release of the Indemnitee from all liability in respect of such Third Party Claim.
            (b) Any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party
Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the incurrence thereof, and the Indemnifying Party will have a period of thirty (30) calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Article 13.
           (c)  If after the making of any Indemnification
Payment the amount of the Indemnifiable Loss to which such payment relates is reduced by recovery, settlement or otherwise under any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction (less any costs, expenses, premiums or taxes incurred in connection therewith) will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any Indemnification Payment, the Indemnifying Party will, to the extent of such Indemnification Payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnification
Payment relates; provided that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, all claims of the Indemnifying Party against any such third party on account of said Indemnification Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision of this Article 13, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

                  ARTICLE 14.  ENVIRONMENTAL MATTERS
      14.1  Seller's Representations and Warranties.  Except as
            _______________________________________
set forth in Schedule 14.1(a) and Schedule 14.1(b), to the
knowledge of Seller:
            (a) Seller's operation of the Business and the Purchased Property has been and is presently in substantial compliance with Existing Environmental Requirements, except where noncompliance would not have a material adverse effect on the Business. Buyer and Seller agree to make a good faith effort to list all noncompliance in Schedule 14.1(a).
            (b)   Seller has obtained or filed for all
necessary environmental permits, authorizations and licenses required to operate the Business or the Purchased Property, except where failure to obtain or file such permits, authorizations and licenses would not have a material adverse effect on the Business. Buyer and Seller have made a good faith effort to set forth all failures to file in
Schedule 14.1(b).
           (c)      Seller has set forth all UST's in
Schedule 14.1(c).
           14.1.1   Treatment of Data.  All information collected
                    _________________
and generated as a result of the environmental audit will be subject to the terms and conditions of the Confidentiality Agreement.
           14.1.2   Phase I Reviews.  Buyer may conduct the usual
                    _______________
Phase I environmental assessment activities of the Purchased Property. Phase I environmental assessment activities shall not include any sampling or intrusive testing.
           (a) Buyer shall give Seller at least three (3) business days' notice prior to any entry onto the Purchased Property.

           (b) If Buyer enters the Purchased Property, a representative of Seller may be, but is not required to be, present during such entry on the Purchased Property.
           (c) All activities of Buyer regarding environmental due diligence shall be conducted to minimize any inconveniences or interruption of the normal use and enjoyment of Seller's Business and the Purchased Property.
           14.1.3  Phase 11 Reviews.  Buyer may conduct the usual
                   ________________
Phase II environmental assessment activities of the Purchased Property (including, but not limited to, the taking and analysis of soil, surface water and groundwater samples, testing of buildings, drilling wells, taking soil borings, and excavating) provided that such Phase II assessment activities are conducted in accordance with this Section 14.1.
                  (a) If Buyer desires to perform sampling or intrusive testing at a site included in the Purchased Property, Buyer must notify Seller of its desire at least five (5) business days in advance of the proposed date of such sampling or testing and provide a description of the scope of work regarding such sampling or intrusive testing.
                  (b)    Buyer shall provide Seller with copies
of field data, field reports, laboratory analyses, logs, laboratory reports and other material or information regarding the sampling or intrusive testing ("Environmental Data") within three (3) business days of Buyer's receipt of such data and shall promptly provide Seller with "matched" or "paired" samples, in accordance with standard sampling and testing protocols, that are obtained during the sampling or intrusive testing of a particular site; provided, however, that Seller shall have no obligation to Buyer to take any action whatsoever regarding such samples.

           14.1.4     Indemnity for Due Diligence Activities.
                      ______________________________________
Buyer hereby agrees to indemnify and hold harmless Seller,
Seller's Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all claims, liabilities, damages, losses, orders, penalties, fines, costs, charges and expenses (including attorneys' fees and disbursements, and costs of experts and
expert witnesses) with respect to persons or property arising out of or in connection with the entry of Buyer or its environmental consultant(s) onto the Purchased Property and resulting from an act or omission of Buyer or its environmental consultant(s) provided that Buyer shall not be liable for any Environmental Liabilities incurred by any such party discovered by the environmental due diligence performed by
Buyer or its environmental consultant(s).  In addition, in
the event the transaction contemplated herein with regard
to any portion of the Purchased Property does not Close, Buyer agrees to restore such portion of the Purchased Property to the condition which existed prior to Buyer's inspections and testing thereof to the extent such portion of the Purchased Property was damaged by such inspections and testing.
           14.1.5     Environmental Assessment Costs.  If the
                      ______________________________
environmental audit report states that further assessment, investigation or remediation is required or advised, then such assessment, investigation and remediation shall be
performed and completed in accordance with Environmental Requirements prior to Closing and at Seller's sole cost and expense.
      14.2 Indemnification for Environmental Matters.
           _________________________________________
           14.2.1     Sole Remedy and Release.  It is the
                      _______________________
intent of each party to this Agreement that the indemnification provided under this Section 14.2 shall be the sole remedy for resolving disputes regarding environmental matters, including but not limited to, Environmental Liabilities related to the Business or the Purchased Property. Each party to this Agreement hereby waives and releases the other party from any and all liability under any other cause of action at law or
in equity concerning these matters, whether raised pursuant to
(i) Environmental Requirements, (ii) any other applicable
federal, state or local statute, ordinance, rule or regulation, or (iii) common law.
           14.2.2     Indemnification of Buyer.  Seller agrees
                      ________________________
to indemnify and hold harmless Buyer, its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Environmental
Liabilities under Existing Environmental Requirements arising from acts or omissions occurring prior to the Closing Date on the Purchased Property.  Indemnification under this
Section 14.2.2 shall only be provided for claims for which
Buyer provides notice pursuant to the procedures of
Section 14.2.5 within one (1) year of the Closing Date.
           14.2.3     Indemnification of Seller.  Buyer agrees
                      _________________________
to indemnity and hold harmless Seller, its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Environmental
Liabilities arising from acts or omissions occurring after
the Closing Date on the Purchased Property.  Indemnification
under this Section 14.2.3 shall only be provided for claims
for which Seller provides notice pursuant to the procedures
of Section 14.2.5. The indemnification provided for under
this Section 14.2.3 shall survive the Closing.
           14.2.4     Assumption of Environmental Liabilities.
                      _______________________________________
As at the Closing Date, Buyer assumes all Environmental
Liabilities related to the Purchased Property, except
for those liabilities subject to indemnification by Seller
in accordance with Sections 14.2.2 and 14.2.7.
           14.2.5     Notice.  Either party seeking
                      ______
indemnification under this Article 14 must give written notice to the other party. Any such written notice by one party must include information sufficient to inform the other party of, and allow such other party to confirm the nature of the claim, and any activities required to address the claim, in sufficient detail for the indemnifying party to confirm all costs incurred by the indemnified party under Section 14.2.2 or
Section 14.2.3, as applicable.
           14.2.6     Actual Damages.  Any indemnifiable claim
                      ______________
under this Article 14 shall be limited to actual damages that have been incurred and shall not include consequential
damages.  Any indemnifiable claim under this Article 14 shall also be reduced to account for any insurance, storage tank fund, or other proceeds received by the party to be indemnified.
           14.2.7     Limitations on Indemnification.
                      ______________________________
Notwithstanding any other provision of this Agreement, this Article 14, or any applicable Law, neither party shall be entitled to make a claim against the other party for Environmental
Liabilities under this Article 14 until the aggregate amount of costs for indemnifiable environmental matters incurred by the party to be indemnified exceeds One Hundred Thousand dollars ($100,000) and then only to the extent of such excess, if any. Further, notwithstanding any other provision of this Agreement, this Article 14, or any applicable law, the indemnification obligations of Seller under Section 14.2.2 shall not exceed the aggregate amount of Nine Hundred Fifty Thousand dollars
($950,000).

      14.3     Facilities Issues.  Within thirty (30) days of the
               _________________
date hereof, Seller will provide to Buyer copies of all surveys and reports in Seller's possession concerning the existence or possible existence of asbestos or materials containing asbestos relating to any of the Real Property. The parties further agree that, if Seller discloses the existence or suspected existence of materials containing asbestos with respect to a given parcel of Real Property and the asbestos does not exceed applicable limits, if Buyer desires to make renovations or structural changes to the property after Closing (which changes require the removal of asbestos), the removal will be at the expense of Buyer. If the asbestos does exceed applicable limits, then the asbestos will be removed at Seller's sole cost and expense.

                       ARTICLE 15.  TERMINATION

      15.1     Termination Rights.  This Agreement may be terminated
               __________________
at any time prior to the Closing Date:
            (a) at any time by mutual written consent of the parties;
            (b) by Seller or Buyer, as applicable, if there has been a material misrepresentation, breach of covenant or breach of warranty on the part of the other party in their respective representations, warranties and covenants set forth in this Agreement;
            (c)   by Buyer if any of the conditions provided in
Section 7.1 of this Agreement have not been met at the Closing Date and have not been waived by Buyer;
            (d) by either party on the date two (2) years from the execution of this Agreement; or

            (e)   by Seller if any of the conditions provided in
Section 7.2 of this Agreement have not been met at the Closing Date and have not been waived by Seller; provided, however, that a party shall not be entitled to exercise any right of termination pursuant to subsection (c), (d) or (e) above if such party shall not have performed diligently and in good faith the obligations required to be performed by such party hereunder prior to the date of termination.
      15.2     Effect of Termination.
               _____________________
            (a)   If this Agreement is terminated pursuant to
Section 11.7 or Section 15.1(a), this Agreement shall be of no further force and effect and there shall be no further liability hereunder (except the obligation of confidentiality under the Confidentiality Agreement) on the part of either party or their respective Affiliates, directors, officers, shareholders, agents or other representatives. Upon such a termination, Seller shall promptly refund the Deposit to Buyer and shall pay to Buyer an additional amount (the "Interest
Amount") equal to the interest that would have been accrued on the Deposit during the period beginning on receipt by Seller of the Deposit and ending on the date of termination hereof if the Deposit had borne interest at a rate per annum of six percent (6%).
            (b) If this Agreement is terminated by Buyer pursuant to Section 15.1(b) or (c), this Agreement shall be of no further force and effect and there shall be no further liability hereunder (except the obligation of confidentiality under the Confidentiality Agreement) on the part of either party or their respective Affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that no such termination shall relieve Seller of liability for any claims, damages or losses suffered by Buyer as a result of the negligent or willful failure of Seller to perform any obligations required to be performed by it hereunder on or prior to the date of termination. Upon such a termination, Seller shall promptly refund the Deposit to Buyer and shall pay to Buyer the Interest Amount.
            (c) If this Agreement is terminated by Seller pursuant to Section 15.1(b) or (d), this Agreement shall be of no further force and effect and there shall be no further liability hereunder (except the obligation of confidentiality under the Confidentiality Agreement) on the part of either party or their respective Affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that no such termination shall relieve Buyer of liability for any claims, damages or losses suffered by Seller as a result of the negligent or willful failure of Buyer to perform any obligations required to be performed by it hereunder on or prior to the date of termination. Notwithstanding anything to the contrary in Sections 13.2(d) or (e), which provisions shall not apply to this Article 15, upon such a termination, Seller shall be entitled to retain the Deposit as reimbursement for a portion of its out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated thereby. The retention of the Deposit by Seller is not intended to be the sole or exclusive remedy available to Seller upon such a termination, it being understood and agreed that Buyer shall be liable to Seller for the full amount of any surviving claims, damages and losses suffered by Seller to the extent that the same exceed the amount of the Deposit.

            (d) Notwithstanding anything to the contrary contained herein, the provisions of this Section 15.2 and of Sections 17.1, 17.2, 17.3, 17.8, 17.11, 17.13 and Article 16
shall survive any termination of this Agreement.

                     ARTICLE 16. DISPUTE RESOLUTION

      16.1    Exclusive Remedy.  Subject to Section 16.5,
               ________________
the parties agree to resolve disputes arising out of this Agreement without litigation. Accordingly, except as provided in Section 16.5, or in the case of a suit to compel compliance with this dispute resolution process, the parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.
      16.2     Dispute Resolution Process.  At the written
               __________________________
request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, and without the concurrence of both parties shall not be admissible in the arbitration described below or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration.
      16.3   Arbitration.  Subject to Section 16.5, if
             ___________
negotiations between the representatives of the parties do
not resolve the dispute within sixty (60) days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Either party may demand such arbitration in accordance with the procedures set out in those rules.  The arbitration
hearing shall be commenced within sixty (60) days of the
demand for arbitration and the arbitration shall be held
in, Chicago, Illinois. The arbitrator shall control the scheduling (so as to process the matter expeditiously) and any discovery. The parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings. The times specified in this Section 16.3 may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having
jurisdiction.
      16.4     Costs and Attorneys' Fees, Each party shall bear
               _________________________
its own costs and attorneys' fees associated with these procedures. A party seeking discovery shall reimburse the responding party the cost of production of documents
(including search time and reproduction time costs). The parties shall equally share the fees of the arbitration and the arbitrator.
      16.5  Certain Limitations.  The provisions of this
            ___________________
Article 16 with respect to the resolution of disputes without litigation shall not apply to any dispute, controversy or claim arising out of the provisions of Section 11.1 or the Confidentiality Agreement, it being understood and agreed that in the event of a breach by either party of the provisions of
Section 11.1 or the Confidentiality Agreement, the other party shall be entitled to proceed to protect and enforce its rights by an action at law, a suit in equity or other appropriate proceeding, whether for specific enforcement of any agreement contained in Section 11.1 or the Confidentiality Agreement or in aid of the exercise of any power granted by Section 11.1 or the Confidentiality Agreement or by law or otherwise.

                    ARTICLE 17.  MISCELLANEOUS

       17.1  Notices.  All notices and other communications
             _______
required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, will be deemed to have been given when delivered in person or dispatched by electronic facsimile transfer (confirmed in writing by certified mail, concurrently dispatched) or one business day after having been dispatched for next-day delivery by a nationally recognized overnight courier service to the appropriate party at the address specified below.

            (a)    If to Buyer, to:

                   James Huesgen
                   Pacific Telecom, Inc.
                   805 Broadway
                   Vancouver, WA 98660
                   Phone No.: 360/905-6991
                   Facsimile No.: 360/905-7876

                   With a copy to:

                   Deborah Harwood, Esq.
                   Pacific Telecom, Inc.
                   805 Broadway
                   Vancouver, WA 98660
                   Phone No.: 360/905-7381
                   Facsimile No.: 360/905-5953

            (b)      If to Seller, to:

                   Karen Smith
                   600 Hidden Ridge, HQE04N58
                   Irving, TX 75015-2092
                   Facsimile No.: (214) 718-2802

                   With a copy to:

                   Richard M. Cahill
                   GTE Telephone Operations
                   600 Hidden Ridge, HQE04H08
                   Irving, TX 75015-2092
                   Facsimile No.: (214) 718-2809

or to such other address or addresses as any such party may
from time to time designate for itself by like notice.
      17.2  Press Releases.  The parties shall consult with
            ______________
each other in preparing any press release, public announcement, news media response or other form of release of information concerning this Agreement or the transactions contemplated hereby that is intended to provide such information to the
news media or the public (a "Press Release").  Neither party shall issue or cause the publication of any such Press Release without the prior written consent of the other party;
provided, however, that nothing herein will prohibit either
party from issuing or causing publication of any such
Press Release to the extent that such action is required
by applicable Law or the rules of any national stock exchange applicable to such party or its Affiliates, in which case the party wishing to make such disclosure will, if practicable under the circumstances, notify the other party of the proposed time of issuance of such Press Release and consult with and allow the other party reasonable time to comment on such Press Release in advance of its issuance.
      17.3  Expenses.  Except as otherwise expressly provided
            ________
herein, each party will pay any expenses (including, without limitation, attorneys' fees) incurred by it incident to this Agreement and in consummating the transactions provided for herein.
      17.4   Successors and Assigns.  This Agreement will be
             ______________________
binding upon and inure to the benefit of the parties hereto
and their respective successors and permitted assigns, but
is not assignable or delegable by any party without the
prior written consent of the other party: provided, that
Seller may assign this Agreement to an Affiliate of Seller
without the consent of Buyer.
      17.5   Amendments.  This Agreement may be amended or
             __________
modified only by a subsequent writing signed by authorized representatives of both parties.
      17.6   Captions.  The captions set forth in this
             ________
Agreement are for convenience only and shall not be
considered as part of this Agreement, nor as in any way
limiting or amplifying the terms and provisions hereof.
      17.7   Entire Agreement.  The term "this Agreement"
             ________________
shall mean collectively this document, the Schedules hereto, and any agreements expressly incorporated herein. This Agreement supersedes and revokes any prior discussions and representations, other agreements, commitments, arrangements or understandings of any sort whatsoever, whether oral or written, that may have been made or entered into by the parties relating to the
matters contemplated hereby.  This Agreement constitutes the entire agreement by and among the parties, and there are no representations, warranties, agreements, commitments, arrangements or understandings except as expressly set forth herein.
      17.8   Waiver.  Except as otherwise expressly provided in
             ______
this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.
      17.9     Third Parties.  Except as expressly provided herein,
               _____________
nothing contained in this Agreement is intended to confer upon any person, other than the parties and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.
      17.10 Counterparts.  This Agreement may be executed in
            ____________
two or more counterparts, any or all of which shall constitute one and the same instrument.
      17.11 Governing Law. This Agreement shall in all respects
            _____________
be governed by and construed in accordance with the internal laws of the State of Texas (except that no effect shall be
given to any conflicts of law principles of the State of Texas that would require the application of the laws of any
other jurisdiction).
      17.12 Further Assurances.  From time to time, as and when
            __________________
requested by one of the parties, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate and make effective the transactions contemplated by this Agreement.

      17.13 Certain Interpretive Matters and Definitions.
            ____________________________________________
            (a) Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning so assigned to it,
(iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) all references to the "knowledge of Seller" will be deemed to refer to the actual knowledge of the Executive Officers of Seller, (v) all references to Seller's
"best efforts" and references of like import will be deemed to refer to the best efforts of Seller in accordance with reasonable commercial practice and without the incurrence of unreasonable expense, and (vi) as used in this Agreement, "material adverse effect" and "material adverse change" shall be interpreted as referring to a change or effect that has a significant impact on the Business as a whole.
            (b)   No provision of this Agreement will be
interpreted in favor of, or against, either of the parties by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of such provision or of this Agreement.

IN WITNESS WHEREOF, the parties, acting through their duly authorized agents, have caused this Agreement to be duly executed and delivered as of the date first above written.

GTE NORTH INCORPORATED       PTI COMMUNICATIONS OF
                             MICHIGAN, INC.

By:   ALEX STADLER          By:    JAMES H. HUESGEN
   ___________________           _______________________________
Name: Alex Stadler          Name:  James H. Huesgen
      ________________
Title: Vice President -      Title: Executive Vice President and
       Strategy & Technology        Chief Financial Officer
       Planning




PACIFIC TELECOM, INC.


By:      JAMES H. HUESGEN
      _____________________________

Name:    James H. Huesgen

Title:   Executive Vice President and
         Chief Financial Officer